SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                  GARTNER, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                     [LOGO]
                                    Gartner

                                                                January 17, 2003

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our Annual Meeting of Stockholders. The meeting will be held on Thursday, February 13, 2003, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut 06902.

At the Annual Meeting, holders of our Class B Common Stock will be asked to re-elect certain directors and holders of our Class A Common Stock and Class B Common Stock will be asked to approve our 2003 Long-Term Incentive Plan. Each of these items is fully described in the attached Proxy Statement. There also will be an opportunity for you to ask questions about our business.

It is important that your stock is represented, regardless of the number of shares you hold. After reading the enclosed Proxy Statement, please vote your proxy in accordance with the instructions provided. Your Board of Directors recommends that you vote "FOR" both of the proposals.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.


Sincerely,

/s/ Michael D. Fleisher

MICHAEL D. FLEISHER
Chairman of the Board,
Chief Executive Officer and President

                                     [LOGO]
                                    Gartner

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:                          Thursday, February 13, 2003

Time:                          10:00 a.m. local time

Location:                      56 Top Gallant Road
                               Stamford, Connecticut 06902

Matters To Be Voted On:        Election of 3 directors (Holders of our Class B
                               Common Stock only)

                               Approval of the 2003 Long-Term Incentive Plan

                               Any other business properly brought before the meeting

                               These items are more particularly described in the Proxy Statement

Record Date:                   January 3, 2003 - You are eligible to vote if you
                               were a stockholder of record on this date

Voting Methods:                By Internet
                               By Telephone
                               By Proxy Card
                               In Person

Importance Of Vote:            Submit a proxy as soon as possible to insure that
                               your shares are represented

                               Voting promptly will ensure that we have a quorum at the meeting and will save us proxy solicitation expenses

                               If you own shares of both our Class A and Class B Common Stock, you will need to vote separately for each class of stock

By Order of the Board of Directors,


/s/ Lewis G. Schwartz

Lewis G. Schwartz
Corporate Secretary

Stamford, Connecticut
January 17, 2003

                                Table of Contents

Summary................................................................................................1
General Information....................................................................................4
         The Annual Meeting............................................................................4
         Purpose Of Meeting............................................................................4
         Information Concerning Voting And Solicitation Of Proxies.....................................4
              Who Can Vote?............................................................................4
              How You Can Vote.........................................................................4
              How To Revoke Your Proxy Or Change Your Vote.............................................4
              How Many Votes You Have..................................................................5
              Quorum...................................................................................5
              Votes Required...........................................................................5
Proposal One: Election Of Directors....................................................................6
         General Information About Our Board Of Directors..............................................6
         Nominees......................................................................................6
         Recommendation Of Our Board...................................................................6
         Information About Nominees For Election As Class I Directors..................................7
         Information About The Members Of Our Board Whose Terms Of Office Do Not Expire At
              The Annual Meeting.......................................................................7
         Compensation Of Directors.....................................................................9
         Board Meetings Held During Fiscal 2002........................................................9
         Committees....................................................................................9
Proposal Two: Approval Of The 2003 Long-Term Incentive Plan...........................................10
         Purpose Of The Plan..........................................................................10
         Administration And Operation.................................................................11
         Eligibility..................................................................................11
         Shares Available For Issuance................................................................11
         Types And Terms Of Awards....................................................................11
         Awards To Outside Directors..................................................................12
         Other Provisions.............................................................................12
         Federal Income Tax Consequences..............................................................13
         New Plan Benefits............................................................................13
         Recommendation Of Our Board..................................................................14
Executive Officers....................................................................................14
Compensation Committee Report On Executive Compensation...............................................15
Executive Compensation................................................................................17
         Summary Compensation Table...................................................................17
         Options Granted in Fiscal 2002 To The Named Executive Officers...............................18
         Options Exercised in Fiscal 2002 By The Named Executive Officers and Fiscal 2002
              Year-End Option Values..................................................................18
         Securities Authorized For Issuance Under Equity Compensation Plans...........................19
         Compensation Committee Interlocks and Insider Participation..................................19
         Employment Agreements With Current And Named Executive Officers..............................19
Audit Committee Report................................................................................23
Comparison Of Total Cumulative Stockholder Return.....................................................24
Other Information.....................................................................................25
         Security Ownership Of Certain Beneficial Owners And Management...............................25
         Section 16(a) Beneficial Ownership Reporting Compliance......................................27
Certain Relationships And Transactions................................................................27
         Relationship With Silver Lake Partners, L.P..................................................27
         Relationships With Other Third Parties.......................................................27
         Loans To Executive Officers..................................................................27
Miscellaneous.........................................................................................28
         Solicitation Of Proxies......................................................................28
         Deadline For Receipt Of Stockholder Proposals For Our 2004 Annual Meeting....................28
         Annual Report................................................................................28

Appendix A: Gartner, Inc. 2003 Long-Term Incentive Plan..............................................A-1
Appendix B: Audit Committee Charter..................................................................B-1

                                  GARTNER, INC.
                               56 Top Gallant Road
                               Stamford, CT 06902

                     --------------------------------------

                                 PROXY STATEMENT

                     --------------------------------------

                     For the Annual Meeting of Stockholders
                          to be held February 13, 2003

                                     SUMMARY

      The summary information provided below in "question and answer" format is for your convenience. This summary may not contain all the information that may be important to you. To better understand the items being voted on, you should read carefully this entire document, including the appendices.

WHEN AND WHERE IS THE ANNUAL MEETING?

      The Annual Meeting will take place on Thursday, February 13, 2003, at 10:00 a.m. local time, at our corporate headquarters, 56 Top Gallant Road, Stamford, Connecticut 06902. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being mailed to our stockholders on or about January 17, 2003.

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

      o The holders of our Class B Common Stock will vote on the re-election of Glenn H. Hutchins, Stephen G. Pagliuca and David J. Roux as directors to hold office for a term of three years.
      o The holders of our Class A and Class B Common Stock will vote on a proposal to approve the 2003 Long-Term Incentive Plan.
      o The holders of our Class A and Class B Common Stock will transact any other business that is brought properly before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

      Stockholders of record at the close of business on January 3, 2003, which is the "Record Date," are entitled to notice of, and to vote at, the Annual Meeting.

WHY ARE THE COMMON A STOCKHOLDERS NOT VOTING FOR DIRECTORS THIS YEAR?

      Our directors serve staggered terms and no Class A directors are up for election this year. Our Common A Stockholders elect 20%, or 2, of our directors and our Common B Stockholders elect 80%, or 8, of our directors. Our Common A Stockholders will elect one Class A director at each of our 2004 and 2005 Annual Meetings. See "General Information About Our Board Of Directors" on page 6.

WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE 2003 LONG-TERM INCENTIVE PLAN?

      The 2003 Long-Term Incentive Plan is subject to the approval of a majority of the shares of our Class A and Class B Common Stock represented in person or by proxy at the Annual Meeting, voting together as a single class.

IF YOUR BROKER HOLDS YOUR SHARES IN "STREET NAME," HOW WILL YOUR BROKER VOTE?

      o Your broker may vote your shares without instructions from you on the proposal to elect directors.
      o Your broker will not vote your shares on the proposal to approve the 2003 Long-Term Incentive Plan unless you provide written instructions on how to vote.

      You should follow the directions provided by your broker to instruct your broker how to vote your shares. See "How You Can Vote" on Page 4.

CAN YOU REVOKE OR CHANGE YOUR VOTE AFTER YOU SUBMIT A PROXY?

      Yes. To revoke or change your vote you can:

      o give written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212 prior to the Annual Meeting; or
      o     submit another timely proxy by the Internet, telephone or mail; or
      o attend the Annual Meeting and vote in person. If your shares are not held in your name, to vote at the meeting you must obtain a proxy executed in your favor from the holder of record.

WHAT IS THE 2003 LONG-TERM INCENTIVE PLAN?

      The Gartner, Inc. 2003 Long-Term Incentive Plan (the "Plan") will allow us to grant stock options, stock appreciation rights, restricted stock and long-term performance awards to our employees and consultants. The Plan also provides for the grant of options and common stock equivalents to our outside directors. The Plan will replace all of our existing broad-based equity incentive plans other than our stock purchase plan. Since our stockholders have not approved one of our existing plans, adoption of the Plan will ensure that our equity incentive program is fully stockholder approved. See "Proposal Two:
Approval Of The 2003 Long-Term Incentive Plan" on page 10.

HOW MANY SHARES WILL BE AVAILABLE FOR ISSUANCE UNDER THE PLAN?

      Approval of the Plan is not expected to have a significant impact on the number of shares available for issuance under our equity incentive program. Although 10,000,000 shares of our Class A Common Stock are authorized for issuance under the Plan, less any shares that are the subject of new awards under our existing equity incentive plans from January 1, 2003 through the date the Plan is approved by our stockholders, any shares that are not subject to an award under the existing plans will no longer be issuable upon approval of the Plan. As of December 31, 2002, there were approximately 3,200,000 shares of Class A Common Stock available for the grant of new awards under the existing plans. Therefore, approval of the Plan will have the immediate effect of increasing the number of shares available for issuance under our equity incentive program by only approximately 6,800,000 shares.

      In addition, shares subject to any awards outstanding under the existing plans will not be available for regrant if the awards are forfeited or cancelled after the Plan is approved. A considerable portion of the options outstanding under the existing plans are out of the money and, over the past three years, a significant number of options have been forfeited or cancelled. We believe that the additional 6,800,000 shares available under the Plan should be sufficient to offset the loss of our ability to regrant shares subject to forfeited awards under the existing plans and we do not anticipate that they will produce a net increase in the number of awards that we will be able to grant.

      We intend to continue to consider the dilutive effect that the issuance of awards under our equity compensation program will have on our stockholders in making awards to eligible participants.

HOW WILL AWARDS BE MADE UNDER THE PLAN?

      Most awards under the Plan will be made to such eligible participants, on such terms and subject to such conditions, as the Compensation Committee of our Board determines. However, the Plan introduces a number of new requirements and restrictions to our broad-based equity incentive program:

      o No awards in the form of restricted stock, long-term performance awards measured by the value of our

            Class A Common Stock or stock appreciation rights granted without related options will be issued covering in the aggregate more than 2,000,000 shares of our Class A Common Stock. Shares of restricted stock that are forfeited, and any stock appreciation rights and long-term performance awards that are forfeited or otherwise lapse without being exercised, will be restored to the number of shares available under this limitation.
      o All stock options and stock appreciation rights granted under the Plan must be granted at an exercise or base price that is at least the fair market value of our Class A Common Stock on the date of grant.
      o No participant may receive grants during any fiscal year for more than 1,000,000 shares of Class A Common Stock (or $2,500,000 with respect to certain awards that are not measured in shares).
      o No options granted under the Plan may be repriced without the consent of our stockholders.

      The Plan provides for certain automatic grants of stock options and for the grant of common stock equivalents to our outside directors. These are the only awards that may be made to our outside directors under the Plan. See "Proposal Two: Approval Of The 2003 Long-Term Incentive Plan" on page 10.

WHAT IS OUR BOARD OF DIRECTORS' RECOMMENDATION REGARDING THE PLAN?

      Our Board adopted the Plan unanimously and recommends that you vote to approve it. See "Proposal Two: Approval Of The 2003 Long-Term Incentive Plan - Recommendation Of Our Board" on page 14.

WHO CAN ANSWER YOUR QUESTIONS?

      If you have questions about either proposal or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

          YOU SHOULD READ CAREFULLY THIS PROXY STATEMENT (INCLUDING THE
                          APPENDICES) IN ITS ENTIRETY.

                               GENERAL INFORMATION

                               THE ANNUAL MEETING

      Our Board of Directors is soliciting proxies to be used at our Annual Meeting of Stockholders to be held on February 13, 2003. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being mailed to our stockholders on or about January 17, 2003.

                               PURPOSE OF MEETING

      The proposals to be acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. Each proposal is described in more detail in this Proxy Statement, under the headings "PROPOSAL ONE" and "PROPOSAL TWO" on pages 6 and 10.

            INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

WHO CAN VOTE?

      Only stockholders of record at the close of business on January 3, 2003 may vote at the Annual Meeting. As of January 3, 2003, there were 50,946,743 shares of our Class A Common Stock and 29,782,528 shares of our Class B Common Stock outstanding.

HOW YOU CAN VOTE

      You may vote using one of the following methods:

      o Internet. You may vote by the Internet by going to the website for Internet voting on your proxy card. If you vote by the Internet, you should not return your proxy card.
      o Telephone. You may vote by telephone by calling the toll-free telephone number on your proxy card. If you vote by telephone, you should not return your proxy card.
      o Mail. You may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

      If you own both Class A and Class B Common Stock, you will need to vote separately for each class of stock.

      If a broker holds your shares in "street name," the broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker may vote your shares with respect to the election of directors, but not on the other matters.

      All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

      If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matter to be raised at the Annual Meeting.

HOW TO REVOKE YOUR PROXY OR CHANGE YOUR VOTE

     You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by:

      o giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or
      o     submitting another timely proxy by the Internet, telephone or mail;
            or
      o attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from the holder of record. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

HOW MANY VOTES YOU HAVE

      Each Common A stockholder has one vote for each share of Class A Common Stock that he or she owned on the Record Date for all matters being voted on, except the election of directors.

      Each Common B stockholder has one vote for each share of Class B Common Stock that he or she owned on the Record Date for all matters being voted on. Any holder of our Class B Common Stock who owns more than 15% of the outstanding Class B Common Stock cannot vote all of his or her Class B Common Stock in the election of Common B Directors unless such holder owns an equivalent percentage of our Class A Common Stock. For example, if a holder of our Class B Common Stock owns shares representing 17% of our Class B Common Stock and shares representing 5% of our Class A Common Stock, the stockholder may vote shares representing only 5% of our Class B Common Stock.

QUORUM

      Election of Common B Directors by Class B Common Stockholders. A quorum to elect the Common B Directors is constituted by the presence, in person or by proxy, of holders of our Class B Common Stock representing a majority of the aggregate number of shares of Class B Common Stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum. (Note: None of the directors seeking re-election are Common A Directors. See "General Information About Our Board Of Directors" on page 6).

      Approval of the 2003 Long-Term Incentive Plan and All Other Matters. A quorum for all other purposes is constituted by the presence, in person or by proxy, of holders of our Class A and Class B Common Stock representing a majority of the aggregate number of shares of Class A and Class B Common Stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

VOTES REQUIRED

      Election of Common B Directors by Class B Common Stockholders. The three nominees for Common B Director receiving the highest vote totals will be elected. Abstentions and broker non-votes will have no effect on the election of the Common B Directors. (Note: None of the directors seeking re-election are Common A Directors. See "General Information About Our Board Of Directors" on page 6).

      Approval of the 2003 Long-Term Incentive Plan and All Other Matters. Approval of the 2003 Long-Term Incentive Plan and all other matters will require the affirmative vote of a majority of the shares of our Class A and Class B Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of a vote against these matters. Broker non-votes will have no effect on the votes on these matters.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS

      Each of our directors is elected for a three-year staggered term. Our Board's ten directors are divided into three classes: Class I, Class II and Class III. Each director is further designated as a Common A Director or a Common B Director. Holders of our Class A Common Stock elect two directors and holders of our Class B Common Stock elect eight directors. One class of directors is elected at each Annual Meeting.

      The following table shows when each class of directors is elected, how many of those directors are Common A or Common B directors and how each director is classified:

                                     Number of    Names of    Number of      Names of
                                     Common A     Common A    Common B       Common B
                                     Directors   Directors    Directors      Directors
Class I: Term Expires 2003              0          None          3           Hutchins, Pagliuca, Roux
     and every 3 years thereafter
Class II: Term Expires 2004             1          Webb          2           Fuchs, Sisco
     and every 3 years thereafter
Class III: Term Expires 2005            1          Grabe         3           Fleisher, Hopper, Smith
     and every 3 years thereafter

      On October 17, 2002, Kenneth Roman, a Class III director whose term would have expired at the 2005 Annual Meeting, retired from our Board. Our Board elected James Smith to fill the vacancy. Mr. Smith's term expires at the 2005 Annual Meeting.

NOMINEES

      The three nominees listed below are currently directors and have agreed to serve another term. However, if any nominee is unable or declines unexpectedly to stand for re-election as a director at the Annual Meeting, proxies will be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2006 Annual Meeting or until a successor has been elected.

RECOMMENDATION OF OUR BOARD

      Our Board recommends that our Class B Common Stockholders vote "FOR" the nominees listed below:

      o     Glenn H. Hutchins
      o     Stephen G. Pagliuca
      o     David J. Roux

      None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption. Mr. Fleisher's employment agreement provides that we will include him on the slate of nominees to be elected to our Board during the term of his agreement. See "Executive Compensation - Employment Agreements with Current and Named Executive Officers" on page 19. Mr. Hutchins and Mr. Roux serve as directors pursuant to an agreement we entered into in connection with the issuance of our convertible notes in April 2000. See "Certain Relationships and Transactions - Relationship with Silver Lake Partners, L.P." on page 27. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected.

INFORMATION ABOUT NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Class I Common A Directors

      There are currently no Common A Directors in Class I.

Class I Common B Directors

      Glenn H. Hutchins, age 47, has been a director since April 2000. Mr. Hutchins is a managing member of Silver Lake Technology Management, L.L.C., which he co-founded in January 1999. Silver Lake Technology Management is a manager of technology private equity firms, including Silver Lake Partners, L.P., and is the general partner of Silver Lake Partners, L.P. From 1994 to 1999, Mr. Hutchins was a Senior Managing Director of The Blackstone Group, where he focused on private equity investing. Mr. Hutchins is a director of Ameritrade Holding Corp., CARE, Inc., Instinet Group Incorporated and Seagate Technology. He is also a trustee of Lawrenceville School. Mr. Hutchins holds a bachelor's degree from Harvard College, an M.B.A. degree from Harvard Business School and a J.D. degree from Harvard Law School.

      Stephen G. Pagliuca, age 47, has been a director since July 1990. Mr. Pagliuca is a founding partner of Information Partners Capital Fund, L.P., a venture capital fund, and has served as its Managing Partner since 1989. He is also a Managing Director of Bain Capital, Inc., an investment firm with which Information Partners is associated. Prior to 1989, Mr. Pagliuca was a partner at Bain & Company, where he managed client relationships in the information services, software, credit services and health care industries. Mr. Pagliuca is a director of Ameritrade Holding Corp., Instinet Group Incorporated and FTD. Mr. Pagliuca, a certified public accountant, holds a bachelor's degree from Duke University and an M.B.A. degree from Harvard Business School.

      David J. Roux, age 46, has been a director since July 2001. Mr. Roux is a managing member of Silver Lake Technology Management, L.L.C., which he co-founded in January 1999. Silver Lake Technology Management is a manager of technology private equity firms, including Silver Lake Partners, L.P., and is the general partner of Silver Lake Partners, L.P. From February 1998 to November 1998, he served as the Chief Executive Officer and President of Liberate Technologies, a software platform provider. From September 1994 to December 1998, Mr. Roux held various management positions with Oracle Corporation, a systems and applications software provider, most recently as Executive Vice President of Corporate Development. Mr. Roux is a director of Seagate Technology, VERITAS Software Corporation and a number of private companies. Mr. Roux holds a bachelor's degree from Harvard College, an M.B.A. degree from Harvard Business School and a M. Phil. degree from Kings College, Cambridge University in the United Kingdom.

INFORMATION ABOUT THE MEMBERS OF OUR BOARD WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THE ANNUAL MEETING

Class II Common A Director (term expires at the 2004 Annual Meeting)

      Maynard G. Webb, Jr., age 47, has been a director since October 2001. Since June 2002, Mr. Webb has been chief operating officer of eBay, Inc., an online marketplace. Prior to that he was president of eBay Technologies, a division of eBay, Inc. from August 1999 through June 2002. From July 1998 to August 1999, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc. From February 1995 to July 1998, Mr. Webb was Vice President and Chief Information Officer at Bay Networks, Inc. Mr. Webb holds a bachelor's degree from Florida Atlantic University.

Class II Common B Directors (term expires at the 2004 Annual Meeting)

      Anne Sutherland Fuchs, age 55, has been a director since July 1999. On January 1, 2003, Ms. Fuchs became a consultant to private equity firms. Prior to this, Ms. Fuchs was employed by LVMH Moet Hennessy Louis Vuitton, a global luxury products conglomerate, where she served as Executive Vice President of LVMH from March to December 2002 and as the global chief executive at Phillips de Pury & Luxembourg, LVMH's auction house subsidiary, from July 2001 to February 2002. From 1994 to 2001, Ms. Fuchs worked for Hearst Magazines, where she was most recently the Senior Vice President and Group Publishing Director. Prior to joining Hearst, Ms. Fuchs held executive and publisher positions with a number of companies. Ms. Fuchs is Chair of the Commission on Women's Issues for New York City. Ms. Fuchs holds a bachelor's degree from New York University and two honorary doctorate degrees.

      Dennis G. Sisco, age 56, has been a director since October 1990. Since January 1998, Mr. Sisco has been a partner in Behrman Capital, a private equity firm. From January 1997 through December 1997, Mr. Sisco served as the President of Storm Ridge Capital, a venture capital firm. From December 1988 to February 1997, Dun & Bradstreet Corporation and Cognizant Corporation employed him in various capacities, most recently as Executive Vice President of Cognizant Corporation with responsibility for several operating units and business development. Mr. Sisco is a director of Mercator Software, Inc. and is on the Board of Trustees of McDaniel College. Mr. Sisco holds a bachelor's degree from McDaniel College.

Class III Common A Director (term expires at the 2005 Annual Meeting)

      William O. Grabe, age 64, has been a director since April 1993. Since January 1994, Mr. Grabe has been a general partner of General Atlantic Partners, an investment firm, where he has worked since April 1992. Prior to his affiliation with General Atlantic, Mr. Grabe retired from IBM Corporation as an IBM Vice President and Corporate Officer. Mr. Grabe is a director of Bottomline Technologies, Compuware Corporation, Digital China Holdings Limited, Exact Holding N.V., and FirePond, Inc. Mr. Grabe is a trustee of the Cancer Research Institute and Outward Bound USA. Mr. Grabe is on the Board of Visitors of the UCLA Graduate School of Business. Mr. Grabe holds a bachelor's degree from New York University and an M.B.A. degree from the University of California at Los Angeles.

Class III Common B Directors (term expires at the 2005 Annual Meeting)

      Michael D. Fleisher, age 38, has been Chairman of our Board since October 2001, a director and our Chief Executive Officer since October 1999, and our President since May 2001. From February 1999 to October 1999, he served as our Chief Financial Officer and Executive Vice President, Finance and Administration. Mr. Fleisher joined Gartner in April 1993 and has held several other management positions, including Executive Vice President and President, Emerging Business; Vice President, Business Development; and Director, Strategic Planning. Prior to joining Gartner, Mr. Fleisher worked at Bain Capital, Inc. where he was involved in the buyout of Gartner by management and Bain Capital from Saatchi & Saatchi in October 1990. Mr. Fleisher is a director of Ameritrade Holding Corp. and is on the board of NYC 2012, Inc. Mr. Fleisher holds a bachelor's degree from the Wharton School of the University of Pennsylvania.

      Max D. Hopper, age 68, has been a director since January 1994. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper is a director of ACCRUE Software, Inc., Digex, Inc., Perficient, Inc. and United Stationers, Inc. Mr. Hopper holds a bachelor's degree from the University of Houston.

      James C. Smith, age 62, has been a director since October 2002. Mr. Smith is Chairman of the Board of First Health Group Corp., a national health benefits company. Prior to that, Mr. Smith was the Chief Executive Officer of First Health from January 1984 through January 2002 and President of First Health from January 1984 to January 2001. Mr. Smith holds a bachelor's degree from Northeastern University.

COMPENSATION OF DIRECTORS

      Directors who are also employees, and directors who we appoint at the request of another entity because of the relationship between that entity and us, receive no fees for their services as directors. All other directors receive the following compensation for their services:

Annual Fee:                $40,000 per director, payable in four equal quarterly
                           installments, on the first day of each quarter. Up to 50% of the fee may be paid in cash and the balance is paid in our Class A Common Stock equivalents. All payments in stock equivalents are credited to an account based on the fair market value of the stock on the last day of the preceding quarter. Payment of the stock equivalents, which may be in cash or shares of Class A Common Stock, is deferred until the director ceases to be a director.

Annual Committee Chair     $1,500 per chair of each committee of our Board;
Fee:                       payable in the same manner as the Annual Fee.

Attendance Fee for Board   None; however, we reimburse directors for their
Meetings:                  expenses to attend meetings.

Attendance Fee for         Commencing on November 1, 2002, $1,000 per committee
Committee Meetings:        meeting attended.

Initial Option Grant:      15,000 shares of our Class A Common Stock upon
                           becoming a director.

Annual Option Grant:       7,000 shares of our Class A Common Stock on March 1
                           of each year if the director has served for at least six months.

Option Vesting and Term:   Option grants vest in 3 equal installments on the
                           first three anniversaries of grant and remain exercisable until 5 years from the date of grant (10 years under the proposed 2003 Long-Term Incentive
                           Plan). If the director ceases to be a director, the option expires in 90 days, unless the director is permanently disabled or dies while serving as a director, in which cases the option may be exercised for 6 months or one year, respectively, but in no event beyond its regular term.

BOARD MEETINGS HELD DURING FISCAL 2002

      Our Board held five meetings during fiscal 2002. During fiscal 2002, each director except for Mr. Sisco, attended at least 75 percent of the Board and committee meetings held while such director served as a director and committee member. Mr. Sisco attended 69 percent of such meetings.

COMMITTEES

      Our Board has three committees: our Audit Committee, our Compensation Committee and our Governance Committee.

      Our Audit Committee currently consists of Messrs. Hopper, Hutchins, Pagliuca and Sisco. During fiscal 2002, the Audit Committee held eight meetings and consisted of Messrs. Hutchins, Pagliuca and Sisco. See "Audit Committee Report" on page 23 for more information.

      Our Compensation Committee currently consists of Messrs. Roux, Smith and Webb. During fiscal 2002, the Compensation Committee held five meetings and consisted of Ms. Fuchs and Messrs. Grabe, Roux and Webb. See "Compensation Committee Report On Executive Compensation" on page 15 for more information.

      Our Governance Committee currently consists of Ms. Fuchs and Messrs. Grabe and Hutchins. During fiscal 2002, the Governance Committee held four meetings and consisted of Messrs. Hopper, Hutchins and Roman. Our Governance Committee reviews issues regarding our governance, reviews and implements policies for our Board, reviews the size of our Board and criteria for membership, nominates potential members for election to the Board, recommends the assignment of directors to our Board's committees and reviews the performance of our Chief Executive Officer and our Board members.

                                  PROPOSAL TWO:
                  APPROVAL OF THE 2003 LONG-TERM INCENTIVE PLAN

      Our Board has adopted unanimously and recommends that the stockholders approve the adoption of the Gartner, Inc. 2003 Long-Term Incentive Plan. The Plan will become effective upon approval of our stockholders.

      Upon stockholder approval, the Plan will replace our 1993 Director Stock Option Plan, 1994 Long Term Option Plan, 1996 Long Term Stock Option Plan, 1998 Long Term Stock Option Plan and our 1999 Stock Option Plan (the "Existing Plans"). As of December 31, 2002 there were approximately 3,200,000 shares of Class A Common Stock available for the grant of new awards under the Existing Plans.

      Under the Plan, a total of 10,000,000 shares of our Class A Common Stock are authorized for issuance, less any shares that are the subject of any new awards under the Existing Plans from January 1, 2003 through the date the Plan is approved by our stockholders.

      Approval of the Plan is not expected to have a significant impact on the number of shares available for issuance under our equity incentive program. Upon approval of the Plan, any awards outstanding under the Existing Plans will continue to be subject to the terms of the Existing Plans, but no further awards will be granted under the Existing Plans. As of December 31, 2002, there were approximately 3,200,000 shares of Class A Common Stock available for the grant of new awards under the Existing Plans. Therefore, approval of the Plan will have the immediate effect of increasing the number of shares of Class A Common Stock available for award by only approximately 6,800,000 shares.

      In addition, shares subject to awards outstanding under the Existing Plans will not be available for regrant if the awards are forfeited or cancelled after the Plan is approved. As of December 31, 2002, there were approximately 36,464,000 shares of our Class A Common Stock subject to outstanding options under the Existing Plans, of which approximately 21,746,000 were out of the money, including approximately 6,955,000 which had exercise prices in excess of $18.50 per share. From October 1, 1999 through December 31, 2002, approximately 15,060,000 shares subject to awards were made available for regrant under the Existing Plans as a result of such forfeitures and cancellations. We believe that the additional 6,800,000 shares available under the Plan should be sufficient to offset the loss of our ability to regrant shares subject to forfeited awards under the Existing Plans and we do not anticipate that they will produce a net increase in the number of awards that we will be able to grant.

      We intend to continue to consider the dilutive effect that the issuance of awards under our equity compensation program will have on our stockholders in making awards to eligible participants.

      Seven outside directors and approximately 3100 employees participate in the Existing Plans. We anticipate that a similar number of employees, consultants and outside directors will participate in the Plan. On January 3, 2003, the closing price of our Class A Common Stock was $9.35 per share.

PURPOSE OF THE PLAN

      The purpose of the Plan is to enable us to provide incentive to eligible employees, consultants and directors whose present and potential contributions are important to our continued success, to afford these individuals the opportunity to acquire a proprietary interest in us and to enable us to enlist and retain qualified personnel.

      Approval of the Plan will simplify our equity incentive program by eliminating multiple plans and will give us flexibility to meet the needs of our business. Since our stockholders have not approved one of the Existing Plans, adoption of the Plan will ensure that our entire equity incentive program is stockholder approved. Approval of the Plan will also introduce certain new requirements and restrictions into our equity incentive program, including a requirement that all options and stock appreciation rights granted under the Plan be granted at an exercise or base price that is at least equal to the fair market value of the Class A Common Stock on the date of grant, a restriction on grants during any fiscal year to any individual participant of 1,000,000 shares (or $2,500,000 with respect to certain awards that are not measured in shares), and a prohibition on option repricing without stockholder approval.

      The following is a brief summary of the material features of the Plan. The full text of the Plan document is attached as Appendix A. You should read Appendix A in its entirety.

ADMINISTRATION AND OPERATION

      A committee of independent directors designated by our Board (the "Committee") will administer the Plan. The Compensation Committee of our Board will serve as the initial Committee for the Plan.

      Subject to certain restrictions, the Committee will have the authority to interpret the Plan and will oversee all decisions regarding its administration, including the selection of award recipients, the determination of the types of awards they receive, the establishment of the terms, conditions and other provisions of such awards and any modification or amendment of such awards.

ELIGIBILITY

      All of our (and certain of our affiliates') employees and our outside directors are eligible to receive awards under the Plan. The Committee may also grant awards to consultants who perform services for us (or for such affiliates).

SHARES AVAILABLE FOR ISSUANCE

      10,000,000 shares of our Class A Common Stock will be available for issuance under the Plan less any shares of Class A Common Stock that are made subject to new awards under the Existing Plans from January 1, 2003 through the date the Plan is approved by our stockholders. If any shares of stock that are subject to an award under the Plan are not issued or cease to be issuable for any reason, (including, for example, because the award is settled in cash, terminated, forfeited or cancelled, or the shares subject to the award or other shares owned by the participant are used to satisfy the exercise price or tax withholding obligations related to the award), those shares will become available for additional awards. Shares of stock subject to awards under the Existing Plans that cease to be issuable will not increase the number of shares available for awards under the Plan.

      The number of shares available for issuance under the Plan is subject to adjustment in the event of a stock split, stock dividend, recapitalization, spin-off or similar action.

TYPES AND TERMS OF AWARDS

      Awards under the Plan may take the form of incentive or nonstatutory stock options, stock appreciation rights, restricted stock, long-term performance awards or director common stock equivalents. Subject to certain restrictions set forth in the Plan, the Committee will set the terms, conditions and other provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule and termination, cancellation and forfeiture provisions.

      All awards are subject to the following specific restrictions:

      o No awards in the form of restricted stock, long-term performance awards measured by the value of our Class A Common Stock or stock appreciation rights granted without related options will be issued covering in the aggregate more than 2,000,000 shares of our Class A Common Stock. Shares of restricted stock that are forfeited, and any stock appreciation rights and long-term performance awards that are forfeited or otherwise lapse without being exercised, will be restored to the number of shares available under this limitation.
      o No participant may receive options, stock appreciation rights granted without related options, restricted stock awards or, to the extent payable in or measured by the value of our Class A Common Stock, long-term performance awards during any fiscal year covering in the aggregate more than 1,000,000 shares of our Class A Common Stock.
      o No participant may receive long-term performance awards payable in cash and not measured by the value of shares of our Class A Common Stock during any fiscal year covering an amount in excess of $2,500,000.
      o The exercise price for a stock option must be at least the fair market value of the stock on the date of the grant and the base price for a stock appreciation right must be at least the fair market value of the stock on the date of the grant.

      Except for adjustments made to address stock splits and similar transactions, the exercise price for outstanding options granted under the Plan may not be declared or reduced after the date of grant and any outstanding option granted under the Plan may not be surrendered to us as consideration for the grant of a new option with a lower exercise price without approval of our stockholders.

      The Committee may designate any award as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. Such awards must be conditioned on the achievement of one or more of the following "Performance Objectives": specified levels of, or increases in, our (or certain affiliates') return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, sales growth, gross margin return on investment, increase in the fair market value of our Common Stock, share price (including, but not limited to, growth measures and total stockholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets.

AWARDS TO OUTSIDE DIRECTORS

      Common Stock Equivalents. On a quarterly basis, each of our outside directors will receive common stock equivalent awards for at least 50%, and at the outside director's election up to 100%, of his or her compensation. The common stock equivalents will be equal in value to that portion of the outside director's quarterly compensation that he or she has elected to receive in common stock equivalents divided by the fair market value of our Class A Common Stock. The common stock equivalents will be credited to a book-entry account. Additional common stock equivalents will be credited to such account to the extent we distribute a cash dividend on our outstanding Class A Common Stock. Our obligation with respect to common stock equivalents will not be funded or secured.

      When an outside director ceases to be a member of our Board for any reason, he or she will receive that number of shares of Class A Common Stock equal to the number of common stock equivalents then credited to the outside director's account. An outside director will not be entitled to any voting or other stockholder rights for the common stock equivalents until he or she receives actual shares of Class A Common Stock.

      Stock Options. Each outside director who joins our Board on or after February 1, 2003, will be granted automatically a nonstatutory stock option to purchase 15,000 shares of our Class A Common Stock. On each March 1st during the term of the Plan, each outside director who shall have been an outside director for at least six months as of that date will receive automatically an option to purchase 7,000 shares of our Class A Common Stock.

      The terms of each option granted to an outside director will be as follows:

      o     the term of the option will be ten years;
      o the option will be exercisable only while the outside director remains a director, except as described below;
      o the exercise price per share will be the fair market value of our Class A Common Stock on the date of grant of the option; and
      o each initial grant and annual grant will become exercisable in installments cumulatively as to one-third of the shares subject to the option on each anniversary of the date of grant, so that 100% of the shares granted will be exercisable in full three years after the date of grant, assuming in each case continuous status as a director.

      If an outside director dies, the outside director's estate, or a person who acquired the right to exercise an option as a result of the outside director's death, may exercise the option for one year following the date of death. If an outside director's directorship terminates as a result of total and permanent disability, the outside director may exercise an option for six months from the date of such termination. If an outside director's directorship terminates (other than upon the outside director's death or total and permanent disability), the outside director may exercise an option for 90 days from the date of such termination.

OTHER PROVISIONS

      Change in Control. Unless the Committee determines otherwise, if we are subject to a change in control (as defined in the Plan), all outstanding awards that are subject to a vesting schedule, substantial risk of forfeiture or performance conditions will vest immediately, the risk of forfeiture will lapse immediately, the performance conditions will be deemed to be satisfied and any award requiring exercise by the participant will remain exercisable for at least 90 days following the date of the change in control. In addition, all common stock equivalents will be settled immediately in shares of Class A Common Stock.

      Amendments and Termination. Our Board may amend, suspend or terminate the Plan, provided that action does not impair materially any award then outstanding. Our Board may not amend the Plan to increase the number of shares available for issuance or modify any of the limitations on the number of awards that may be made to individual participants to materially reduce the limitation without the approval of our stockholders. No award may be granted under the Plan after January 31, 2013.

      Foreign Jurisdictions. To facilitate awards to foreign nationals or to employees employed by us (or certain affiliates) outside the United States, the Committee may approve supplements to, or amendments, restatements or alternative versions of, the Plan without affecting the terms of the Plan for any other purpose; provided that no such supplements, amendments, restatements or alternative versions include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief description of the material U.S. federal income tax consequences associated with awards under the Plan. It is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

      Stock Options. There will be no federal income tax consequences to the participant or us upon the grant of a stock option. If the option is a nonstatutory stock option, the participant will realize ordinary income at exercise equal to the excess of the fair market value of the stock acquired over the exercise price and we will receive a corresponding deduction. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain.

      If the option is an incentive stock option, the participant will not realize taxable income on exercise, but the excess of the fair market value of the stock acquired over the exercise price may give rise to "alternative minimum tax." When the stock is sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs more than two years after the date of the grant and one year after the date of exercise, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income on the lesser of the gain realized on the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. We will be entitled to a deduction in an amount equal to the ordinary income that the participant recognizes.

      Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

      Other Awards. For other awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the shares and we will generally be entitled to a corresponding tax deduction.

      Section 162(m) Limitation. Under Section 162(m) of the Internal Revenue Code, we may not take a tax deduction for compensation to certain executive officers in excess of one million dollars per year, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The Plan contains a number of "Performance Objectives" that will be approved by the stockholders upon approval of the Plan. (See "Types and Terms of Awards" on page 11.) To the extent an award incorporates at least one of these Performance Objectives, such award should qualify as "performance-based compensation" for purposes of Section 162(m).

NEW PLAN BENEFITS

      Except for the awards granted automatically to our outside directors, the awards granted under the Plan are subject to the discretion of the Committee and are not determinable at this time. The dollar value of the nonstatutory stock options and common stock equivalents, and the number of common stock equivalents, to be granted to our outside directors are not determinable at this time because such awards depend on, among other things, the fair market value of our Class A Common Stock on the date of the grant, the amount of compensation being paid to the outside directors at the time of grant and the extent to which the outside directors elect to be compensated in common stock equivalents.

      The following table shows the number of shares of Class A Common Stock underlying the options that will be granted automatically in each full fiscal year that the Plan is in effect to all of our outside directors as a group. The table assumes that seven outside directors, the current number of outside directors, will be granted options under the Plan in each fiscal year. No inference is intended that the current outside directors will be nominated for election, or if nominated, will be elected by our stockholders to our Board, or that seven outside directors will be eligible to participate in the Plan in each fiscal year.

                                NEW PLAN BENEFITS

                                                     Number of Shares of Class A
                                                     Common Stock Underlying
                                                         Automatic Options

All Current Outside
Directors as a Group                                           49,000
                                                               ======

RECOMMENDATION OF OUR BOARD

      Our Board recommends that you vote "FOR" approval of the 2003 Long-Term Incentive Plan.

                               EXECUTIVE OFFICERS

     Listed below are the names, ages and titles of our executive officers:

Name                       Age    Title
----                       ---    -----
Michael D. Fleisher         38    Chairman of the Board, Chief Executive Officer and
                                  President
Maureen E. O'Connell        41    Executive Vice President, Chief Financial and
                                  Administrative Officer
Robert E. Knapp             44    Executive Vice President, Research and Advisory
                                  Services
Zachary Morowitz            46    Executive Vice President, Corporate Development
Steven Tait                 43    Executive Vice President, Sales and Client Operations

      Mr. Fleisher has been Chairman of our Board since October 2001, a director and Chief Executive Officer since October 1999 and our President since May 2001. For more information on Mr. Fleisher's business experience, see the description provided under "Information About The Members Of Our Board Whose Terms Of Office Do Not Expire At The Annual Meeting" on page 8.

      Ms. O'Connell has been Executive Vice President, Chief Financial and Administrative Officer since October 2002. Prior to joining us, Ms. O'Connell served as Chief Financial Officer at Barnes & Noble from March 2000 through September 2002. Prior to that, Ms. O'Connell was Chief Financial Officer at Publishers Clearing House, BMG Direct, Primedia, and at two Primedia divisions. Ms. O'Connell holds a bachelor's degree from the Stern School of Business at New York University and is a certified public accountant.

      Mr. Knapp has been Executive Vice President, Research and Advisory Services since June 2001. Mr. Knapp joined us in August 2000 as Executive Vice President and Chief Marketing Officer. From 1993 to July 2000, Mr. Knapp was a chief client officer at Siegelgale, a branding and e-services firm, where he directed all strategy and consulting services for the firm worldwide. Prior to Siegelgale, Mr. Knapp held various positions at Lotas Minard Patton McIver, BBDO and Lintas Worldwide. Mr. Knapp holds a bachelor's degree from the University of Miami.

      Mr. Morowitz has been Executive Vice President, Corporate Development since October 2002. From October 1999 to October 2002, Mr. Morowitz served as Senior Vice President, Corporate Development. Mr. Morowitz joined us in 1993 and has held several other management positions, including Senior Vice President, Worldwide Events; Senior Vice President, Product & Service Development; and Vice President, Business Development. Prior to joining us, Mr. Morowitz was Chief Operating Officer at New Science Associates, a company we acquired in 1993. Mr. Morowitz holds a bachelor's and a master's degree from the University of California at Berkeley.

      Mr. Tait has been Executive Vice President, Sales and Client Operations since June 2001. Mr. Tait joined us in July 2000 as Senior Vice President, Sales and Client Operations. Prior to joining us, Mr. Tait was employed by Xerox Corporation for 18 years. During that time, Mr. Tait held a number of positions including Vice President, Xerox Offsite Document Management Services; Vice President, Xerox Global Services Business Unit; CEO and President, Xerox Connect; and Vice President, Xerox Professional Services. Mr. Tait holds a bachelor's degree from Coventry University in England. Mr. Tait has resigned his position as of March 31, 2003.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Our role is to set overall compensation principles and review Gartner's entire compensation program annually. We also review and establish the individual compensation levels for our executive officers and consider the advice of independent, outside consultants in determining whether the amounts and types of compensation we pay our executive officers are appropriate. We also administer our employee stock purchase plan and stock option plans. In discharging these responsibilities, we consult with outside compensation consultants, attorneys and other specialists.

      The goal of our compensation program is to attract, motivate and retain highly talented individuals. Our guiding philosophy is that compensation should be linked to performance. We believe that the better an individual performs, the higher the individual's compensation should be. Our compensation program is designed to balance short and long term financial objectives, build stockholder value and reward individual, group and corporate performance. We believe that individual compensation should be tied to our financial performance so that when our performance is better than established objectives, individuals should be paid more and when our financial performance does not meet our established objectives, incentive award payments should be reduced. The proportion of an individual's total compensation that varies with individual and corporate performance objectives should increase as the individual's business responsibilities increase. In addition, we believe that the total compensation package must be competitive with other companies in our industry to ensure that we continue to attract, motivate and retain the people who are critical to our long-term success.

      We believe that our employees should own our stock. We provide employees at all levels with several ways to become stockholders. We have stock option plans under which we have made discretionary stock option grants to broad segments of the employee population worldwide. We also have an employee stock purchase plan that enables employees to purchase our Class A Common Stock at a discount through payroll deductions and a 401(k) savings plan that allows U.S. employees to invest in our Class A Common Stock. Our goal is to have market competitive stock programs that encourage each employee to act like an owner of the business.

      Compensation for our executive officers consists of three principal components: base salary, short-term incentives and long-term incentives.

      Base Salary. We set base salaries by evaluating the responsibilities of the position and the experience of the individual. We reference the competitive marketplace for executive talent and conduct surveys periodically for comparable positions at companies with whom we compare for compensation purposes.

      Short-Term Incentives (Cash Bonuses). We designed the annual bonus component of incentive compensation to align pay with our short-term (annual) performance. The full bonus is tied to achievement of financial performance objectives established by our Board on an annual basis.

      Long-Term Incentives (Stock Plans). The principal equity component of executive compensation is options granted under our stock option plans. Stock option awards are granted at the commencement of employment, with additional options granted from time to time for promotions and performance. We believe that ownership of our stock is a key element of our compensation program and that stock options provide a retention incentive for our executive officers and align their personal objectives with long-term stock price appreciation.

      CEO Compensation. We believe that since assuming responsibilities as Chairman of our Board at the beginning of fiscal 2002, Mr. Fleisher has demonstrated highly effective leadership in a difficult economic environment. He has been responsible for implementing a number of initiatives that have strengthened our company and we believe position it well for the challenges of the future. Mr. Fleisher's compensation package for fiscal 2002 consisted primarily of base salary and short-term incentives. In fiscal 2002, Mr. Fleisher received base salary of $450,000 and earned a bonus of $450,000. Mr. Fleisher's minimum base salary and target bonus are set in his employment agreement; we review annually these aspects of his compensation in light of his tenure of service and his current job responsibilities as well as the relative compensation of his peers. Although Mr. Fleisher's bonus is tied to our performance, his base salary and his target bonus are not related directly to specific measures of corporate performance. The base salary for all executive officers remained unchanged for fiscal 2002. Mr. Fleisher also received a grant of 500,000 stock options in fiscal 2002. The number of stock options awarded to Mr. Fleisher was not directly tied to specific measures of corporate performance. However, the value of these stock options to Mr. Fleisher is dependent upon the growth in our stock price between the date of grant and the date of exercise.

      Other Compensation. Other elements of executive compensation include life insurance and long-term disability insurance programs and participation in our company-wide profit sharing plan under which a specified percentage of operating profit is distributed equally among all employees. Executive officers are eligible for company-wide medical benefits, a supplemental life insurance program, a 401(k) plan under which we provide matching contributions to all participants and a payroll deduction employee stock purchase plan under which participants may purchase our Class A Common Stock at 85% of the lower of the fair market value of our Class A Common Stock at the beginning or end of each six-month offering period (up to a maximum stock value of the lesser of $25,000 per calendar year or 10 percent of salary).

                                        COMPENSATION COMMITTEE OF THE
                                        BOARD OF DIRECTORS
                                        (as of September 30, 2002)


                                        William O. Grabe (Chairman)
                                        Anne Sutherland Fuchs
                                        David J. Roux
                                        Maynard G. Webb, Jr.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table provides information about compensation paid by us during the fiscal years ended September 30, 2000, 2001 and 2002 to (i) our Chief Executive Officer and (ii) each of our other executive officers who were serving in such capacity at the end of fiscal 2002 (collectively, the "Named Executive Officers"):

                                                                         Long-Term
                                                                        Compensation
                                                                           Awards
                                                    Annual              ------------
                                                Compensation(1)          Securities
                                  Fiscal    ------------------------      Underlying          All Other
Name and Principal Position        Year     Salary ($)  Bonus ($)(2)     Options(#)     Compensation($)(3)
---------------------------        ----     ----------  ------------     ----------     ------------------
Michael D. Fleisher (4)            2002     $450,000      $450,000        500,000           $16,451
     Chief Executive Officer       2001      450,000       360,000         ------            10,383
     And President                 2000      450,000       803,250        500,000            10,362

Regina M. Paolillo(5)              2002      350,000       300,000        250,000            14,710
   Executive Vice President and    2001      346,000       240,000         ------            12,014
   Chief Financial Officer         2000      315,000       539,498        500,000            11,982

Robert E. Knapp (6)                2002      325,000       250,000        150,000             7,550
  Executive Vice President,        2001      325,000       200,000        100,000             5,283
  Research and Advisory            2000       49,376        75,000        250,000            60,625
  Services

Steven Tait (7)                    2002      300,000       200,000        150,000           110,121
  Executive Vice President,        2001      300,000       160,000        175,000             7,400
  Sales and Client Operations

----------
(1) The amounts shown exclude certain perquisites and other personal benefits, such as car allowances. These amounts, in the aggregate, did not equal or exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus for each executive officer.

(2) The amounts shown include bonuses earned in the fiscal year noted although such amounts are payable in the subsequent fiscal year. The amounts shown exclude bonuses paid in the fiscal year noted but earned in prior fiscal years. The bonus awards indicated for Mr. Fleisher and Ms. Paolillo for fiscal 2000 include 75 percent of a retention bonus approved in fiscal 1999 but not earned until fiscal 2000 (the other 25 percent was earned in fiscal 1999). For fiscal 2000, the retention portion of these bonus awards were $135,000 and $93,750, respectively, for Mr. Fleisher and Ms. Paolillo.

(3) For fiscal 2002, the amount shown represents (i) premiums paid for life insurance as follows: Mr. Fleisher - $8,213; Ms. Paolillo - $7,874; Mr. Knapp - $1,450; and Mr. Tait - $2,850; (ii) premiums paid for long term disability insurance: Mr. Fleisher - $2,138; Ms. Paolillo - $736; (iii) matching and profit sharing contributions under our 401(k) plan as follows: Mr. Fleisher - $6,100; Ms. Paolillo - $6,100; Mr. Knapp - $6,100; and Mr. Tait - $6,100; and (iv) relocation expenses for Mr. Tait - $101,171.

(4) Mr. Fleisher was appointed Chief Executive Officer in October 1999 and President in May 2001.

(5) Ms. Paolillo was appointed Executive Vice President and Chief Financial Officer in October 1999. Ms. Paolillo resigned as of September 30, 2002.

(6) Mr. Knapp was appointed Executive Vice President in August 2000 when he joined Gartner.

(7) Mr. Tait was appointed Executive Vice President in June 2001. Mr. Tait announced his resignation effective March 31, 2003.

OPTIONS GRANTED IN FISCAL 2002 TO THE NAMED EXECUTIVE OFFICERS

     The following table provides information regarding stock options to purchase our Class A Common Stock granted to the Named Executive Officers during fiscal 2002:

                                    Individual Grant (1)                                  Potential Realizable
                         --------------------------------------------                    Value at Assumed Annual
                         Number of     % of Total Options                                 Stock Price Rates of
                         Securities        Granted to       Exercise                 Appreciation for Option Term (2)
                         Underlying        Employees          Price      Expiration  --------------------------------
      Name                Options         in Fiscal Year    Per Share       Date           5%             10%
      ----                -------         --------------    ---------     --------         --             ---
Michael D. Fleisher       500,000            8.97%           $8.90        10/02/11     $2,798,581      $7,092,154
Regina M. Paolillo        250,000            4.49%            8.90        10/02/11        943,108       2,368,972
Robert E. Knapp           150,000            2.69%            8.90        10/02/11        839,574       2,127,646
Steven Tait               150,000            2.69%            8.90        10/02/11        839,574       2,127,646

----------
(1) These options were granted under our 1994 or 1996 Long Term Stock Option Plan and are subject to the terms of the applicable plan. Twenty-five percent of the options become exercisable on the first anniversary of the grant date and 2.08% of the options become exercisable monthly thereafter.

(2) Shown are the hypothetical gains or option spreads that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation on our Class A Common Stock of 5% and 10% from the date the option was granted over the option term of ten years. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent our projection of future increases in the price of our Class A Common Stock.

OPTIONS EXERCISED IN FISCAL 2002 BY THE NAMED EXECUTIVE OFFICERS AND FISCAL 2002 YEAR-END OPTION VALUES

      The following table provides information regarding options exercised by each Named Executive Officer during fiscal 2002, the number of unexercised options at fiscal year-end and the value of unexercised "in-the-money" options at fiscal year-end:

                                                        Number of Securities           Value of Unexercised
                         Number of                     Underlying Unexercised          In-the-Money Options
                          Shares                     Options at Fiscal Year-End       at Fiscal Year-End (1)
                         Acquired       Value       ----------------------------   ---------------------------
      Name              on Exercise    Realized     Exercisable    Unexercisable   Exercisable   Unexercisable
      ----              -----------    --------     -----------    -------------   -----------   -------------
Michael D. Fleisher          --          $ --          906,167        793,333        $27,360        $ --
Regina M. Paolillo           --            --          445,767        347,291         54,720          --
Robert E. Knapp ...          --            --          197,917        302,083           --            --
Steven Tait .......          --            --          103,125        296,875           --            --

----------
(1) The values for "in-the-money" options represent the difference between the exercise price of the options and the closing price of our Class A Common Stock on September 30, 2002, which was $8.10 per share.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table provides information as of the end of fiscal 2002 regarding compensation plans under which shares of our Class A Common Stock are authorized for issuance:

                                                                                                     Number of securities
                                                                                                   remaining available for
                                                                                                   future issuance under
                                         Number of securities to          Weighted-average        equity compensation plans
                                         be issued upon exercise         exercise price of          (excluding securities
                                         of outstanding options,        outstanding options,        reflected in the first
             Plan category                 warrants and rights          warrants and rights                column)
             -------------               -------------------------     -----------------------    ---------------------------
Equity compensation plans approved by
stockholders

   Employee stock option plans(1) ....        15,406,483                    $    15.39                     2,008,047

   Employee stock purchase plans(2) ..                 0                           N/A                     4,125,885

Equity compensation plans not approved
by stockholders(3) ...................        18,599,834                    $    10.15                     3,990,266
                                              ----------                    ----------                    ----------

                 Total ...............        34,006,317                    $    12.52                    10,124,198

----------
(1) Consists of the 1993 Director Stock Option Plan, 1994 Long Term Option Plan, 1996 Long Term Stock Option Plan and 1998 Long Term Stock Option Plan.

(2) Consists of the 1993 Employee Stock Purchase Plan and 2002 Employee Stock Purchase Plan.

(3)   Consists of the 1999 Stock Option Plan.

      We did not ask our stockholders to approve the 1999 Stock Option Plan. If our stockholders approve the 2003 Long-Term Incentive Plan, no further awards will be made under the 1999 Plan and our stockholders will have approved all of our broad-based equity incentive plans. The 1999 Plan permits our Compensation Committee to grant non-qualified and incentive stock options and other types of awards relating to our Class A Common Stock to eligible employees and to set the terms and conditions of the awards. Directors and executive officers may not receive grants under this plan. All awards under the 1999 Plan have been non-qualified stock options and are fully exercisable in (i) three equal installments in the three years following the date of grant; or (ii) twenty-five percent of the options become exercisable on the first anniversary of the grant date and 2.08% of the options become exercisable monthly thereafter. All awards have a term of ten years, assuming continued employment. If additional awards under the 1999 Stock Option Plan are prohibited as a result of the approval of the 2003 Long-Term Incentive Plan, awards outstanding under the 1999 Stock Option Plan will continue to be subject to its terms.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Our Compensation Committee currently consists of Messrs. Roux, Smith and Webb. No member of our Compensation Committee is a current or former officer or employee of Gartner or any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board or our Compensation Committee.

EMPLOYMENT AGREEMENTS WITH CURRENT AND NAMED EXECUTIVE OFFICERS

      Mr. Fleisher. Mr. Fleisher entered into an Employment Agreement effective October 1, 2002 (the "Fleisher Agreement"). Mr. Fleisher's new compensation package was designed to compensate him for the additional responsibilities he holds as Chairman of our Board and was determined after considering compensation levels of other chairmen and chief executive officers at comparable companies. Under the Fleisher Agreement, he will serve as Chairman and Chief Executive Officer through September 30, 2005, and thereafter for subsequent one year periods unless either party provides ninety days' written notice of its intention not to renew. During the term of the Fleisher Agreement, Mr. Fleisher will be included on our slate of nominees to be elected to our Board.

      Under the Fleisher Agreement, Mr. Fleisher will receive a base salary of $650,000 for fiscal 2003; thereafter his base salary is subject to annual adjustments by our Board or Compensation Committee. For fiscal 2003, Mr. Fleisher's target bonus is between $650,000 and $975,000; thereafter our Board or Compensation Committee will establish the annual target bonus, and the bonus will be payable based on achievement of specified objectives. Under the Fleisher Agreement, Mr. Fleisher received a grant of 250,000 stock options on October 1, 2002, and will receive additional grants of 250,000 options each on October 1, 2003 and October 1, 2004. These stock options will vest 25% one year after grant and 2.08% per month thereafter, subject to continuous status as an employee or consultant.

      Mr. Fleisher's employment is at will and may be terminated by him or us upon sixty days' notice. If we terminate Mr. Fleisher's employment involuntarily without Business Reasons (as defined in the Fleisher Agreement) or a Constructive Termination (as defined in the Fleisher Agreement) occurs, or if we do not renew the Fleisher Agreement upon its expiration, Mr. Fleisher will be entitled to receive: (a) his base salary for two years following the Termination Date (as defined in the Fleisher Agreement) at the rate then in effect, payable in accordance with our regular payroll schedule; (b) his target bonus for the year in which the Termination Date occurs, target bonus for the next fiscal year, and a pro-rated portion of his target bonus for the balance of the two year severance period, payable concurrently with our payment of bonuses to other executives; (c) acceleration in full of vesting of all equity arrangements subject to vesting and granted prior to October 1, 2002; (d) continued vesting during the Severance Period (as defined in the Fleisher Agreement) of all outstanding equity awards granted on or after October 1, 2002; (e) the ability to exercise all equity arrangements for either one year following the Termination Date or one year following the end of the Severance Period; (f) at our cost, group health benefits pursuant to our standard programs for himself, his spouse and any children for two years after the Termination Date or until he obtains other employment, if that occurs sooner; and (g) reasonable office support for one year following the Termination Date, or until he obtains other employment, if that occurs sooner. We will not be required to continue to pay the bonus specified in clause (b) above if Mr. Fleisher violates his non-competition obligations to us.

      If a Change in Control (as defined in the Fleisher Agreement) occurs, upon the Change in Control Mr. Fleisher will be entitled to receive: (a) three times his base salary then in effect; (b) three times his minimum target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all equity arrangements subject to vesting; (d) the ability to exercise all options received for either 90 days or one year following the Change in Control; (e) at our cost, group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Change in Control; and (f) any Gross-Up Payments (as defined in the Fleisher Agreement) for Mr. Fleisher's excise tax liabilities.

      If Mr. Fleisher's employment is terminated due to his disability, Mr. Fleisher will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) his minimum target bonus for the fiscal year in which the termination occurs, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all equity arrangements subject to vesting, and all options will remain exercisable for either 90 days or one year after the Termination Date; and (e) at our cost, group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date. We may deduct from the salary specified in clause (a) above, any payments received by Mr. Fleisher under any disability benefit program maintained by us.

      Ms. Paolillo. Ms. Paolillo entered into an employment agreement effective July 1, 2000 (the "Paolillo Agreement"). Under the Paolillo Agreement, she was to serve as Executive Vice President and Chief Financial Officer through September 30, 2003, unless either she or we terminated the Agreement upon sixty days' notice. Ms. Paolillo resigned her position as of September 30, 2002 and accordingly has received or will receive the following benefits under the Paolillo Agreement: (i) salary for eighteen months following her termination date, at the rate then in effect; (ii) the right to vest in all equity arrangements subject to vesting while salary continues to be paid and the right to exercise all stock options held by Ms. Paolillo for thirty days following the last date on which salary is paid (or such longer period as may be provided in the applicable stock option plan or agreement), but only to the extent vested as of the last date on which salary is paid; and (iii) continuation of group health plan benefits pursuant to our standard programs as in effect from time to time.

      Ms. O'Connell. Ms. O'Connell entered into an Employment Agreement effective September 23, 2002 (the "O'Connell Agreement"). Under the O'Connell Agreement, she will serve as Executive Vice President and Chief Financial and Administrative Officer through September 30, 2005, and thereafter for subsequent one year periods unless either party provides ninety days' written notice of its intention not to renew.

      Under the O'Connell Agreement, Ms. O'Connell will receive a base salary of $500,000 for fiscal 2003; thereafter her base salary is subject to annual adjustments by our Board or Compensation Committee. For fiscal 2003, Ms. O'Connell's target bonus is between $400,000 and $800,000; thereafter our Board or Compensation Committee will establish the annual target bonus, and the bonus will be payable based on achievement of specified objectives. Under the O'Connell Agreement, Ms. O'Connell received a grant of 650,000 stock options on October 17, 2002. These stock options will vest 25% one year after grant and 2.08% per month thereafter, subject to continuous status as an employee or consultant. Ms. O'Connell also received a sign-on bonus of $400,000.

      Ms. O'Connell's employment is at will and may be terminated by her or us upon thirty days' notice. If we terminate Ms. O'Connell's employment involuntarily without Business Reasons (as defined in the O'Connell Agreement) or a Constructive Termination (as defined in the O'Connell Agreement) occurs, or if we do not renew the O'Connell Agreement upon its expiration, Ms. O'Connell will be entitled to receive: (a) her base salary for two years following the Termination Date (as defined in the O'Connell Agreement) at the rate then in effect, payable in accordance with our regular payroll schedule; (b) her target bonus for the year in which the Termination Date occurs, target bonus for the next fiscal year, and a pro-rated portion of her target bonus for the balance of the two year severance period, payable concurrently with our payment of bonuses to other executives; (c) continued vesting during the Severance Period (as defined in the O'Connell Agreement) of all outstanding equity awards; (d) the ability to exercise all equity arrangements for one year following the Severance Period; (e) at our cost, group health benefits pursuant to our standard programs for herself, her spouse and any children for two years after the Termination Date or until she obtains other employment if that occurs sooner; and (f) reasonable office support for one year following the Termination Date, or until she obtains other employment, if that occurs sooner. We will not be required to continue to pay the bonus specified in clause (b) above if Ms. O'Connell violates her non-competition obligations to us.

      If a Change in Control (as defined in the O'Connell Agreement) occurs, upon the Change in Control, Ms. O'Connell will be entitled to receive: (a) three times her base salary then in effect; (b) three times her minimum target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding equity arrangements subject to vesting; (d) the ability to exercise all options received for one year following the Change in Control or termination of employment, whichever is later; (e) at our cost, group health benefits pursuant to our standard programs for herself, her spouse and any children for three years after the Change in Control; and (f) any Gross-Up Payments (as defined in the O'Connell Agreement) for Ms. O'Connell's excise tax liabilities.

      If Ms. O'Connell's employment is terminated due to her disability, Ms. O'Connell will be entitled to receive: (a) base salary for three years after the Termination Date at the rate then in effect; (b) her minimum target bonus for the fiscal year in which the termination occurs, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) at our cost, group health benefits pursuant to our standard programs for herself, her spouse and any children for three years after the Termination Date. We may deduct from the salary specified in clause (a) above, any payments received by Ms. O'Connell under any disability benefit program maintained by us.

      Other Executive Officers. Mr. Knapp entered into an employment agreement effective August 7, 2000, as amended by Addendum No. 1 to Employment Agreement dated February 1, 2001 (the "Knapp Agreement"). Under the Knapp Agreement, he will serve as Executive Vice President through September 30, 2003, and thereafter for subsequent one year periods unless either party provides ninety days' written notice of its intention not to renew. Mr. Tait entered into an employment agreement effective June 15, 2001 (the "Tait Agreement"). Under the Tait Agreement, he will serve as Executive Vice President through September 30, 2003, and thereafter for subsequent one year periods unless either party provides ninety days' written notice of its intention not to renew. Mr. Tait has resigned his position as of March 31, 2003.

      During fiscal 2002, Mr. Knapp received a base salary of $325,000 and Mr. Tait received a base salary of $300,000. These salaries are subject to annual adjustments by our Board or our Compensation Committee. For fiscal 2002, Mr. Knapp's bonus target was between $250,000 and $500,000 and Mr. Tait's bonus target was between $200,000 and $400,000. These target bonuses will be established annually by our Board or our Compensation Committee, and will be payable based on achievement of specified objectives.

      Mr. Knapp's and Mr. Tait's employment is at will and may be terminated by them or us upon sixty days' notice. Mr. Tait has resigned his position as of March 31, 2003. If we terminate their employment involuntarily without Business Reasons (as defined in the respective Agreements) or if a Constructive Termination (as defined in the respective Agreements) occurs, other than following a Change in Control, each will be entitled to receive: (a) his base salary for three years following the Termination Date at the rate then in effect, payable in accordance with our regular payroll schedule; (b) his minimum bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the target bonus for the year in which the termination occurs; (d) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs, his minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then his minimum target bonus for the fiscal year in which the Termination Date occurred); (e) acceleration in full of vesting of all outstanding equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Termination Date; (f) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (g) automobile benefits for one year. We will not be required to continue to pay the salary or bonus specified in clauses (a) through (d) above if the executive violates his non-competition obligations to us.

      If a Change in Control (as defined in the respective Agreement) occurs, upon the Change in Control each will be entitled to receive: (a) three times his base salary then in effect; (b) three times his target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Change in Control; (d) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (e) any Gross-Up Payments (as defined in the respective Agreement) for his excise tax liabilities.

      If Mr. Knapp's or Mr. Tait's employment is terminated due to his disability, he will be entitled to receive: (a) base salary for three years after the Termination Date at the rate then in effect; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) group health benefits pursuant to our standard programs for himself, his spouse and any children for one and one half years after the Termination Date. We may deduct from the salary specified in clause
(a) above, any payments received by the executive under any disability benefit program maintained by us.

                             AUDIT COMMITTEE REPORT

      Our Board has appointed an Audit Committee consisting of three "independent" directors, as defined under current New York Stock Exchange listing standards and the Sarbanes-Oxley Act of 2002 (the "Act").

      We operate under a written charter adopted by our Board. We review the charter at least annually and we last modified the charter in October 2002. A copy of the modified charter is attached as Appendix B. We hold regularly scheduled meetings at least four times each fiscal year and we meet more frequently as appropriate. We have the power and funding to retain independent counsel and other advisers as we deem necessary to carry out our duties as required by Section 301 of the Act.

      We are directly responsible for the appointment, compensation and oversight of the independent auditors, including establishing the independence of the auditors, approving the engagement letter describing the scope of the audit and resolving disagreements between management and the auditors regarding financial reporting, for the purpose of issuing an audit report in connection with our financial statements. The auditors report directly to us. By meeting regularly with independent auditors, internal auditing and operating and financial management personnel, we oversee matters relating to accounting standards, policies and practices, changes to these standards, polices and practices and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls.

      KPMG, LLC has audited our financial statements since September 1996. During fiscal 2002, KPMG performed recurring audit services, including the examination of our annual financial statements, limited reviews of quarterly financial information and certain statutory audits. KPMG also performed services for us in other business areas. The following table sets forth the fees billed for these professional services during fiscal 2002:

Audit Fees                                                  $  550,000
Financial Information Systems
     Design and Implementation Fees                         $        0
All Other Fees                                              $  450,000
     Tax Consultations                     $  38,000
     International Tax Fees                $ 262,000
     Transfer Pricing Study                $ 150,000
Total                                                       $1,000,000

      We reviewed and discussed our audited financial statements for fiscal 2002 with management and KPMG. We also discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. This included a discussion of our auditors' judgments as to the quality, not just the acceptability, of our accounting principles, and other matters that generally accepted auditing standards require to be discussed with an audit committee. We also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with KPMG their independence. We have determined that the provision of financial information systems design and implementation services and all other non-audit services by KPMG is compatible with the auditors' independence.

      Based on our review and discussions noted above, we recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

      We have reappointed KPMG as our independent auditors for our next fiscal year. We are not asking stockholders to ratify this appointment since the Act requires that the audit committee have the sole responsibility for appointing the independent auditors. A representative of KPMG will be at the Annual Meeting, will have the opportunity to make a statement and will answer appropriate questions.

                                        AUDIT COMMITTEE OF THE BOARD OF
                                        DIRECTORS (as of September 30, 2002)

                                        Stephen G. Pagliuca (Chairman)
                                        Glenn H. Hutchins
                                        Dennis G. Sisco

                COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

      The following graph compares our Class A Common Stock performance to the performance of Standard & Poor's Stock 400 Index and a Peer Group Index.

      We have removed the JP Morgan H&Q Technology Index from our performance graph because this index is no longer published. We have replaced it with a peer group consisting of Forrester Research, Inc., Giga Information Group, Inc. and Meta Group, Inc. These companies represent the most significant publicly traded companies that we believe compete with us in our most important line of business: independent research and analysis on information technology, computer hardware, software, communications and related technology industries. There are no publicly traded information technology research companies that also compete with us in our consulting and events businesses.

      The comparison assumes $100.00 was invested on September 30, 1997 in our Class A Common Stock and in each of the indices, and assumes the reinvestment of dividends, if any.

      The comparisons in the graph below are provided in response to SEC disclosure requirements and are not intended to forecast or be indicative of future performance of our Class A Common Stock.

                              [PERFORMANCE GRAPH]

     Date           Gartner Class A       S&P Mid Cap 400           Peer Index
  9/30/1997             100.00                 100.00                 100.00
  9/30/1998              69.58                  93.67                 121.08
  9/30/1999              57.31                 117.47                 100.32
  9/30/2000              41.64                 168.14                 207.35
  9/30/2001              32.41                 136.26                 146.63
  9/30/2002              38.86                 127.83                  90.67

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Based on our review of information on file with the Securities and Exchange Commission and our stock records, the following table provides certain information about beneficial ownership of our Class A and Class B Common Stock as of December 31, 2002 by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent of our Class A or Class B Common Stock, (ii) each of our directors, (iii) each Named Executive Officer, and (iv) all directors and current executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as owned beneficially by them, subject to community property laws where applicable.

                                                                      Number of      Percent of     Number of    Percent of
          Name of Beneficial Owner                                 Class A Shares     Class A    Class B Shares    Class B
          ------------------------                                 --------------     -------    --------------    -------
VA Partners, L.L.C. (1)                                               6,308,500        11.8%        3,976,246        13.4%
    One Maritime Plaza, Suite 1400, San Francisco, CA 94111

Wellington Management Company, LLP (2)                                6,190,700        11.6%               --          --
    75 State Street, Boston, MA 02109

Lazard Freres & Co., L.L.C. (3)                                       4,244,575         8.0%               --          --
    30 Rockefeller Plaza, New York, NY 10020

Shapiro Capital Management Company, Inc.(4)                                  --          --         4,562,230        15.3%
    3060 Peachtree Road, N.W., Atlanta, GA 30305

First Manhattan Co. (5)                                                      --          --         2,115,543         7.1%
    437 Madison Avenue, New York, NY 10022

John A. Levin & Co., Inc. (6)                                                --          --         1,783,400         6.0%
    One Rockefeller Plaza, New York, NY 10020

Franklin Resources, Inc. (7)                                                 --          --         1,661,096         5.6%
    777 Mariners Island Boulevard, San Mateo, CA 94404

Michael D. Fleisher (8)                                               1,294,279         2.5%            3,000           *

Anne Sutherland Fuchs (9)                                                34,001           *                --          --

William O. Grabe (10)                                                    98,001           *                --          --

Max D. Hopper (11)                                                       45,001           *                --          --

Glenn H. Hutchins                                                            --          --                --          --

Stephen G. Pagliuca (12)                                                 92,001           *                --          --

David J. Roux                                                                --          --                --          --

Dennis G. Sisco (13)                                                     29,001           *             1,089           *

James C. Smith                                                               --          --                --          --

Maynard G. Webb, Jr. (14)                                                25,000          --                --          --

Regina M. Paolillo (15)                                                 614,958         1.2%               --          --

Robert E. Knapp (16)                                                    262,557           *                --          --

Steven Tait (17)                                                        171,655           *                --          --

All current directors, director nominees and current executive
    officers as a group (14 persons) (18)                             2,163,189         4.2%            4,089           *

* Less than 1%
----------

(1) The shares shown as beneficially owned by VA Partners, L.L.C. were reported in its Amended Schedules 13D filed with the SEC on October 7, 2002 and October 15, 2002. Such Schedules indicate that VA Partners, L.L.C. beneficially owns such shares as general partner or investment manager of ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P. and ValueAct Capital International, Ltd. Such Schedules also indicate that such shares are beneficially owned by Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin, who are each managing members, principal owners and controlling persons of VA Partners, L.L.C., and directors and principal executive officers of ValueAct Capital International, Ltd. Such Schedules indicate that VA Partners, L.L.C. and the individuals have shared voting and dispositive power over all the shares, but that the other entities have shared voting and dispositive power over the shares held by each.

(2) The shares shown as beneficially owned by Wellington Management Company, LLP were reported in its Amended Schedule 13G filed with the SEC on February 12, 2002. Such Schedule indicates that Wellington has shared voting power with respect to 4,929,300 shares and shared dispositive power with respect to all 6,190,700 shares.

(3) The shares shown as beneficially owned by Lazard Freres & Co., L.L.C. were reported in its Amended Schedule 13G filed with the SEC on February 15, 2002. Such Schedule indicates that Lazard has sole voting power with respect to 3,417,794 shares and shared voting power with respect to 826,780 shares.

(4) The shares shown as beneficially owned by Shapiro Capital Management Company, Inc. were reported in its Schedule 13G filed with the SEC on February 15, 2002.

(5) The shares shown as beneficially owned by First Manhattan Co. were reported in its Amended Schedule 13G filed with the SEC on February 15, 2002. Such Schedule indicates that First Manhattan Co. has sole voting power and sole dispositive power with respect to 255,875 shares, shared voting power with respect to 1,637,445 shares and shared dispositive power with respect to 1,859,668 shares.

(6) The shares shown as beneficially owned by John A. Levin & Co., Inc. were reported in its Schedule 13G filed with the SEC on February 14, 2002. Such
      Schedule indicates that John A. Levin & Co., Inc. has sole voting and dispositive power with respect to 1,597,400 shares and shared voting and dispositive power with respect to 186,000 shares.

(7) The shares shown as beneficially owned by Franklin Resources, Inc. were reported in its Amended Schedule 13G filed with the SEC on February 14, 2002. Such Schedule indicates that investment advisory subsidiaries, and other affiliates of, Franklin Resources, Inc., have, in the aggregate, sole voting and dispositive power with respect to all 1,661,096 shares.

(8) Includes 1,185,334 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002.

(9) Includes 29,001 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002.

(10) Includes 24,001 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002.

(11) Includes 24,001 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002.

(12) Includes 24,001 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002, and includes 10,000 shares of Class A Common Stock that are owned by Mr. Pagliuca indirectly.

(13) Includes 24,001 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002.

(14) Includes 5,000 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002.

(15) Includes 585,350 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002.

(16) Includes 258,334 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31. 2002, and 4,223 shares of Class A Common Stock that are held by Mr. Knapp indirectly through our 401(k) plan.

(17) Includes 171,355 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002.

(18) Includes 1,850,819 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of either class of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that all reports were timely filed, except as follows: Ms. Fuchs filed one late form 5 which reported five transactions.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIP WITH SILVER LAKE PARTNERS, L.P.

      On April 17, 2000, we issued and sold an aggregate of $300 million principal amount of our unsecured 6% Convertible Junior Subordinated Promissory Notes due April 17, 2005 to Silver Lake Partners, L.P. ("Silver Lake") and certain of Silver Lake's affiliates and to Integral Capital Partners IV, L.P. and one of its affiliates. In connection with the issuance of the Notes, we agreed that Silver Lake would recommend two nominees for director and we would include the Silver Lake nominees on our slate of nominees to be elected to our Board. This obligation exists while Silver Lake owns the Notes, or Class A Common Stock that, on an "as converted" basis, represents at least 20 percent of our Class A Common Stock into which the Notes were convertible when they were issued. As of December 31, 2002, if Silver Lake were to convert the notes into shares, it would own more than 20 percent of our Class A Common Stock. Mr. Hutchins and Mr. Roux are each a nominee of Silver Lake.

      Mr. Hutchins is a managing member of the general partner of Silver Lake and is a member of some of the affiliates of Silver Lake and receives compensation from those affiliates. Mr. Roux is a managing member of the general partner of Silver Lake and is a member of some of the affiliates of Silver Lake and receives compensation from those affiliates.

      Silver Lake purchased subscription research services from us between September 1, 2001 and August 31, 2002 for $106,000 and has contracted to purchase subscription research services from us between September 1, 2002 to August 31, 2003 for $150,000.

RELATIONSHIPS WITH OTHER THIRD PARTIES

      Several of our other directors are employed by companies that purchase our research and consulting services in the ordinary course of their business. During fiscal 2002, Bain Capital, Inc. purchased research and consulting services for $196,300; Behrman Capital purchased research services for $162,100; eBay, Inc. purchased research services for $66,000 and General Atlantic Partners purchased research and consulting services for $398,100. For fiscal 2003, Bain Capital, Inc. has contracted to purchase research services for $176,300 and General Atlantic Partners has contracted to purchase research services for $313,100.

LOANS TO EXECUTIVE OFFICERS

      On July 6, 2000 we provided a $400,000 term loan to Ms. Paolillo, our former Executive Vice President and Chief Financial Officer, which she repaid in full upon termination of her employment. The interest rate on the loan was 6.52%, compounded annually. If it had not been repaid, the outstanding principal balance and accrued interest would have been due and payable on December 15, 2007 (subject to certain mandatory prepayments out of bonuses she might have earned). The largest aggregate amount of indebtedness during fiscal 2002 was $461,710.79.

      On December 17, 2001 we provided a $400,000 term loan to Mr. Tait, our Executive Vice President, Sales and Client Operations, which was repaid in full in connection with his planned termination of employment. The interest rate on the loan was 3.97%, compounded annually. If it had not been repaid, the outstanding principal balance and accrued interest would have been due and payable on December 15, 2008 (subject to certain mandatory prepayments out of bonuses he might have earned). The largest aggregate amount of indebtedness outstanding during fiscal 2002 was $412,659.57.

                                  MISCELLANEOUS

SOLICITATION OF PROXIES

      We will pay the cost for the solicitation of proxies for the Annual Meeting, including the cost of the mailing. We will request that brokerage houses and other custodians mail proxy materials to their customers and we will reimburse them for reasonable out-of-pocket expenses incurred in the mailing.

      We have retained Georgeson Shareholder, at an estimated cost of $9,500, plus out-of-pocket expenses, to assist us in the solicitation of proxies.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR OUR 2004 ANNUAL MEETING

      If you want to make a proposal for consideration at next year's Annual Meeting and have it included in our proxy materials, we must receive your proposal by December 16, 2003, and the proposal must comply with the rules of the Securities and Exchange Commission.

      If you want to make a proposal for consideration at next year's Annual Meeting without having the proposal included in our proxy materials, we must receive your proposal at least 90 days prior to the 2004 Annual Meeting. If we give less than 100 days' notice of the 2004 Annual Meeting, we must receive your proposal within ten days after we give the notice.

      If we do not receive your proposal by the appropriate deadline, then it may not be brought before the 2004 Annual Meeting.

      Proposals should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

ANNUAL REPORT

      Our Annual Report for the fiscal year ended September 30, 2002 is being mailed to our stockholders of record concurrently with this Proxy Statement. Our Annual Report is not part of this Proxy Statement.

      Upon written request of any person solicited, our Annual Report on Form 10-K for the fiscal year ended September 30, 2002 as filed with the SEC may be obtained, without charge, by writing to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

                                        THE BOARD OF DIRECTORS
                                        GARTNER, INC.


                                        /s/ Lewis G. Schwartz

                                        Lewis G. Schwartz
                                        Corporate Secretary

Stamford, Connecticut
January 17, 2003

                                   APPENDIX A

                                  GARTNER, INC.
                          2003 LONG-TERM INCENTIVE PLAN

1. Purpose of the Plan. The purpose of this 2003 Long-Term Incentive Plan is to enable the Company to provide incentive to eligible employees, officers, consultants and directors whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain qualified personnel. This purpose will be effected through the granting of (a) stock options, (b) stock appreciation rights, (c) restricted stock awards, (d) long-term performance awards, and (e) director common stock equivalents.

2. Definitions.

      (a) "Award" means an Option, SAR, Restricted Stock Award, Long-Term Performance Award or Common Stock Equivalent awarded under the Plan.

      (b) "Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Change in Control" means the happening of any of the following:

            (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors (other than as a result of a repurchase of securities by the Company or in connection with a transaction described in clause (ii) below); or

            (ii) a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (iii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

            (iv) a change in the composition of the Board occurring after approval of the Plan by the Company's stockholders, as a result of which fewer than a majority of the Directors holding voting rights on the Board are Incumbent Directors.

      (e) "Code" means the Internal Revenue Code of 1986, as amended.

      (f) "Committee" means a Committee appointed by the Board in accordance with Section 10 to administer the Plan or, if no Committee is appointed, the entire Board.

      (g) "Common Stock" means the Class A Common Stock of the Company.

      (h) "Common Stock Equivalent" means a right to receive Shares in the future that may be granted to an Outside Director pursuant to Section 9.

      (i) "Company" means Gartner, Inc., a Delaware corporation.

      (j) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the

Company for their services as Directors.

      (k) "Director" means a member of the Board and, except for the purposes of determining the eligibility for grants of Options under Section 9, also means any Director Emeritus appointed in accordance with the Company's Bylaws.

      (l) "Employee" means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. A Director whose services to the Company are limited to services as a Director will not be considered "employed" by the Company.

      (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (n) "Existing Plans" means the Company's 1993 Director Stock Option Plan, 1994 Long Term Option Plan, 1996 Long Term Stock Option Plan, 1998 Long Term Stock Option Plan and 1999 Stock Option Plan.

      (o) "Fair Market Value" means, as of any date, the fair market value of the Common Stock as determined in good faith by the Committee. Absent a specific determination by the Committee to the contrary, the fair market value of the Common Stock will be the closing price of the Common Stock reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

      (p) "Freestanding SARs" means a SAR granted under Section 6 without a related Option.

      (q) "Incentive Stock Option" means an Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

      (r) "Incumbent Directors" means Directors who either are (A) directors of the Company as of the date the Plan is approved by the Company's stockholders, or (B) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors (or majority of the Incumbent Directors serving as members of any nominating or similar committee of the Board) at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors).

      (s) "Long-Term Performance Award" means an award under Section 8. A Long-Term Performance Award will permit the recipient to receive a cash or stock bonus upon satisfaction of such Performance Objectives as the Committee may determine.

      (t) "Nonstatutory Stock Option" means an Option that is not intended to qualify as an Incentive Stock Option.

      (u) "Option" means an option to purchase Shares of Common Stock granted under Section 5 or 9(f).

      (v) "Outside Director" means a Director who is not an Employee.

      (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (x) "Participant" means any person who receives an Award under the Plan.

      (y) "Performance Objectives" means the performance objectives established under this Plan for Participants who receive grants of Long-Term Performance Awards or, if determined by the Committee, Restricted Stock Awards. Any Performance Objectives that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be limited to specified levels of, or increases in, the Company's, Parent's or Subsidiary's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, sales growth, gross margin return on investment, increase in the Fair Market Value of the Shares, share price (including, but not limited to, growth measures and total stockholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. Except in the case of an Award intended to qualify under Section

162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or other circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

      (z) "Plan" means this 2003 Long-Term Incentive Plan.

      (aa) "Quarterly Compensation" means the retainer fee and committee fees, as applicable, that an Outside Director receives from the Company for each of the Company's fiscal quarters.

      (bb) "Restricted Stock" means shares of Common Stock that are subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions or the achievement of specified Performance Objectives.

      (cc) "Restricted Stock Award" means a grant under Section 7 of Restricted Stock or the right to purchase Restricted Stock.

      (dd) "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor rule, as in effect when discretion is being exercised with respect to the Plan.

      (ee) "SAR" means a stock appreciation right granted under Section 6.

      (ff) "Share" means a share of Common Stock, as adjusted in accordance with
Section 11.

      (gg) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      (hh) "Tandem SAR" means a SAR granted under Section 6 in connection with a related Option.

3. Shares Available Under the Plan.

      (a) Subject to adjustment under Section 11, 10,000,000 Shares are reserved and available for distribution to Participants and their beneficiaries under the Plan, less any Shares that are the subject of new awards under the Existing Plans during the period from January 1, 2003 through the date that such awards are prohibited under Section 22.

      (b) The following Shares will continue to be available for distribution under this Plan through the grant of additional Awards:

      o Shares subject to any Award that is canceled, expires or lapses for any reason;
      o Shares used to pay the exercise or purchase price under any Award, or to satisfy any tax withholding obligation attributable to any Award, whether such Shares are withheld by the Company upon exercise of the Award or are tendered by the Participant from previously owned Shares; and
      o Shares available under any Award to the extent the Award is settled in cash rather than Shares.

      (c) The payment of stock dividends and dividend equivalents settled in Shares on outstanding Awards will not reduce the number of Shares available for distribution under the Plan.

4. Eligibility, Award Limits and Other General Matters.

      (a) All Employees and Consultants selected by the Committee for their potential to contribute to the success of the Company are eligible to participate in this Plan. Outside Directors may be granted Nonstatutory Stock Options and Common Stock Equivalents under Section 9, but are otherwise ineligible to participate in the Plan.

      (b) The following limits will apply to Awards under the Plan:

      o No more than 2,000,000 Shares may be issued under the Plan as Restricted Stock Awards, Freestanding SARs or, to the extent payable in or measured by the value of Shares, Long-Term Performance Awards during the life of the Plan. Restricted Stock that is forfeited, and any Freestanding SARs or such Long-Term Performance Awards that are forfeited or that otherwise lapse without being exercised, will be restored to the number of shares available under this limitation.
      o No Participant may receive Options, Freestanding SARs, Restricted Stock Awards or, to the extent payable in or measured by the value of Shares, Long-Term Performance Awards during any one (1) fiscal year of the Company covering in the aggregate more than 1,000,000 Shares.
      o No Participant may receive Long-Term Performance Awards payable in cash and not measured by the value of Shares during any one (1) fiscal year of the Company covering an amount in excess of $2,500,000.

      (c) The Committee, in its discretion, may grant Awards on terms and conditions that vary from Participant to Participant.

      (d) Each Award under this Plan, other than an award of Common Stock Equivalents, will be evidenced by a written Award Agreement between the Company and the Participant in such form and containing such provisions, not inconsistent with this Plan, as the Committee, in its discretion, determines from time to time. Common Stock Equivalents will be evidenced by the Company on a book-entry basis and administered in accordance with this Plan.

      (e) The Company may, but will not be required to, issue any fractional Share under the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

      (f) This Plan does not constitute a contract of employment, and adoption of the Plan or the grant of any Award will not confer upon any Employee any right to continued employment or interfere in any way with the right of the Company (or its Parent or any Subsidiary) to terminate the employment of any Employee at any time. This Plan or the grant of any Award does not confer upon any Director any right to continuation of service as a director or any right to nomination as a Director, or interfere in any way with any rights that a Director or the Company may have to terminate his or her directorship at any time.

      (g) Unless otherwise determined by the Committee, Awards may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and during the lifetime of a Participant may be exercised only by a Participant. The Committee may, in its discretion, provide for the transfer of an Award by a Participant to any member of the Participant's immediate family. In such case, the Award will be exercisable only by such transferee. Following transfer, any such Award will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section 4(g), a Participant's "immediate family" shall mean any of the following who have acquired the Award from the Participant through a gift or domestic relations order: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, and such other persons and entities as shall be eligible to be included as transferees in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, filed or to be filed by the Company to register shares of Common Stock to be issued upon the exercise of Awards granted under the Plan.

      (h) Unless otherwise determined by the Committee, the date of grant of an Award will be the date on which the Committee makes the determination to grant such Award.

      (i) The Committee may determine the manner in which the exercise price or purchase price is payable with respect to any Award, which may include: (i) cash in the form of currency or check or other cash equivalent acceptable to the Company; (ii) nonforfeitable, unrestricted Shares owned by the Participant which have a Fair Market Value at the time of exercise that is equal to the price payable by the Participant; (iii) any other legal consideration that the Committee may deem appropriate, including restricted Shares or other Shares that are subject to risk or forfeiture or restrictions on transfer, on such basis as the Committee may determine; or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, whenever any exercise price or purchase price is paid in whole or in part by forfeitable or restricted Shares, the Shares received by the Participant upon the exercise or receipt of the Award shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Shares surrendered by the Participant, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Participant as applied to the forfeitable or restricted Shares surrendered by the Participant. Any Award may provide for deferred payment of the exercise price from the proceeds of the sale of such Shares through a bank or broker.

      (j) The Company may not make loans to Participants for the purpose of paying the exercise price, purchase price or taxes related to any Award. Any of the methods of payment specified in clause (i) above shall not be deemed to be a loan by the Company.

      (k) Unless otherwise determined by the Committee upon the grant of an Award, in the event of a Change in Control of the Company the following provisions shall apply:

      o any Award outstanding on the date of such Change in Control that is not yet exercisable and vested on such date shall become fully exercisable and vested, and will remain exercisable by the Participant for a period of at least ninety (90) days from the date the Participant receives written notice of the Change in Control and the Participant's exercise rights;
      o     all restrictions imposed on Restricted Stock will immediately lapse;
      o all Performance Objectives applicable to Awards will be deemed fully met;
      o each outstanding Common Stock Equivalent shall convert into Shares (as provided in Section 9(d)) immediately prior to the Change in Control; and
      o each outstanding Award shall be assumed by the successor entity (if any) or by a Parent or Subsidiary of the successor entity (if any).

5. Options.

      (a) Grant of Options. The Committee, in its discretion, may grant Options to eligible Employees and, subject to Section 9, to Outside Directors, subject to the following:

      o each grant will specify the number of Shares issuable upon exercise of the Option;
      o each grant will specify whether it is intended to be an Incentive Stock Option or a Nonstatutory Stock Option;
      o each grant will specify the term during which the Option is exercisable, but no Option will be exercisable more than 10 years after its date of grant;
      o each grant will specify the exercise price for the Shares issuable upon exercise of an Option, which price shall not be less than the Fair Market Value of the Shares on the date of grant;
      o each grant will specify the form of consideration to be paid in satisfaction of the exercise price and the manner of payment of such consideration; and
      o each grant will specify the other terms and conditions under which the Shares underlying the Option may be purchased, including any vesting requirements and the treatment of the Option upon termination of the Participant's employment or directorship (including by reason of death or disability).

      (b) Buyout Provisions. The Committee may at any time offer to buy from a Participant an Option previously granted, on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

      (c) Repricing Prohibited. Except for adjustments made under Section 11, the exercise price for any outstanding Option may not be declared or reduced after the date of grant and any outstanding Option may not be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without approval of the Company's stockholders.

6. SARs.

      (a) Tandem SARs. The Committee may grant Tandem SARs to eligible Employees in connection with all or part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option, subject to the following:

      o the Tandem SAR will entitle the Participant to exercise it by surrendering to the Company the unexercised Option in connection with which the Tandem SAR was granted. The Participant will receive in exchange from the Company an amount equal to the excess of (i) the Fair Market Value on the date of exercise of the Tandem SAR of the Shares covered by the surrendered Option, over (ii) the exercise price of the Shares covered by the surrendered Option, provided that the Committee may place limits on the amount that may be paid upon exercise of a Tandem SAR, which limits will not restrict the exercisability of the related Option;
      o when a Tandem SAR is exercised, the related Option will cease to be exercisable;
      o a Tandem SAR will be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires; and
      o each grant will specify the other terms and conditions under which the Tandem SAR is exercisable, including any vesting requirements and the treatment of the Tandem SAR upon termination of the Participant's employment (including by reason of death or disability).

      (b) Freestanding SARs. The Committee may grant Freestanding SARs to eligible Employees without related Options, subject to the following:

      o the Freestanding SAR will entitle the Participant, by exercising the Freestanding SAR, to receive from the Company an amount equal to the excess of (i) the Fair Market Value of the Shares covered by the exercised portion of the Freestanding SAR, as of the date of such exercise, over (ii) the Fair Market Value of the Shares covered by the exercised portion of the Freestanding SAR on the date of grant, provided that the Committee may place limits on the aggregate amount that may be paid upon exercise of a Freestanding SAR;
      o each grant will specify the number of Shares covered by the Freestanding SAR;
      o each grant will specify the term during which the Freestanding SAR is exercisable, but no Freestanding SAR will be exercisable more than 10 years after its date of grant; and
      o each grant will specify the other terms and conditions under which the Freestanding SAR is exercisable, including any vesting requirements and the treatment of the Freestanding SAR upon termination of the Participant's employment (including by reason of death or disability).

7. Restricted Stock Awards.

      (a) Grant of Restricted Stock. The Committee may grant Restricted Stock to eligible Employees on such terms and conditions as the Committee may determine, subject to the following:

      o each grant of Restricted Stock will provide that the Restricted Stock will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, on such terms and for such period as may be determined by the Committee;
      o each grant will constitute an immediate transfer of the ownership of the Restricted Stock to the Participant in consideration for the performance of services. Unless otherwise determined by the Committee, a Restricted Stock Award will entitle the Participant to dividend, voting and other ownership rights during the period in which the Restricted Stock is subject to substantial risk of forfeiture;
      o each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of the Restricted Stock on the date of grant;
      o each grant will provide that during the period in which the Stock is subject to substantial risk of forfeiture, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent determined by the Committee. Such restrictions may include rights of repurchase or first refusal in favor of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee;

      o any grant or the vesting of any Restricted Stock may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Long-Term Performance Awards; and
      o any grant may require that any or all dividends or other distributions paid on the Restricted Stock during the period that it is subject to a substantial risk of forfeiture be automatically set aside and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Restricted Stock or such other restrictions as the Committee may determine.

      (b) Repurchase Option. Unless the Committee determines otherwise, the Award Agreement for each Restricted Stock Award will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant's employment with the Company for any reason (including death or disability), on such terms and conditions as the Committee shall determine.

      (c) Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or by the issuance of one or more certificates. Any certificates representing Restricted Stock shall bear a legend as the Committee shall deem appropriate referring to the applicable terms, conditions and restrictions. The Committee may require that each Certificate representing Restricted Stock be held in custody by the Company, together with a stock power endorsed in blank by the Participant, until such Restricted Stock is no longer subject to a substantial risk of forfeiture.

8. Long-Term Performance Awards. The Committee may grant Long-Term Performance Awards to eligible Employees on such terms and conditions as the Committee may determine, subject to the following:

      o each grant will specify the payment for which the Participant is eligible, which may be a fixed or variable number of Shares (subject to adjustment in accordance with Section 11), or a fixed or variable cash bonus. The Committee may provide any Participant with a choice to elect between Shares, cash and a combination of Shares and cash;
      o each grant will specify the nature, length and starting date of the performance period during which the payment under the Long-Term Performance Award may be earned;
      o each grant will specify the Performance Objectives that are to be achieved by the Participant and, to the extent that any payments under the Long-Term Performance Award are variable, the formula under which such payments are to be computed;
      o each grant will specify the terms and manner of payment of any Shares or amounts earned under the Long-Term Performance Award;
      o a grant may provide, in the Committee's discretion, for the payment of divided equivalents in cash or additional Shares on a current, deferred or contingent basis; and
      o no payment will be made with respect to a Long-Term Performance Award until the Committee has determined that the relevant Performance Objectives have been achieved.

9. Awards to Outside Directors.

      (a) Award of Common Stock Equivalents. On an annual basis, each Outside Director may elect to receive up to 50% of his or her compensation in cash and the balance in Common Stock Equivalents. Such election shall be made no later than December 31st of each calendar year for the following calendar year, provided that during the first fiscal year during which the Plan is in effect, the elections made by the Outside Directors with respect to the common stock equivalents provided for in the Company's 1993 Director Stock Option Plan shall be deemed to be their elections under this Plan. Beginning on April 1, 2003, and on the first business day of each of the Company's fiscal quarters during the term of this Plan, the Company shall grant to each Outside Director that number of Common Stock Equivalents equal in value to that portion of the Outside Director's Quarterly Compensation for the immediately preceding quarter that he or she has elected to receive in Common Stock Equivalents divided by the Fair Market Value of the Common Stock on such day.

      (b) Book-Entry Account; Nontransferability. The number of Common Stock Equivalents awarded to each Outside Director shall be credited to a book-entry account established in the name of the Outside Director. The Company's obligation with respect to such Common Stock Equivalents will not be funded or secured in any manner. No Common Stock Equivalent may be sold, pledged, assigned, transferred or disposed of in any manner, other than by will, the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised during the life of the Outside Director only by the Outside Director or a permitted transferee.

      (c) Dividends. If the Company pays a cash dividend with respect to the Shares at any time while Common Stock Equivalents are credited to an Outside Director's account, additional Common Stock Equivalents shall be credited to the Outside Director's account equal to (i) the dollar amount of the cash dividend the Outside Director would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Outside Director's account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date.

      (d) Conversion. As soon as practicable following the date on which an Outside Director ceases to be a member of the Board for any reason, or as otherwise provided by this Plan, the Company shall deliver to the Outside Director (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of Common Stock Equivalents then credited to the Outside Director's account, or at the Outside Director's option, shall have the Shares credited to an account for the Director with a brokerage firm of the Outside Director's choosing.

      (e) Stockholder Rights. An Outside Director (or his or her designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of Common Stock Equivalents to the Outside Director's account, until certificates representing Shares are delivered to the Outside Director (or his or her designated beneficiary or estate) upon conversion of the Outside Director's Common Stock Equivalents to Shares pursuant to Section 9(d).

      (f) Award of Options. (i) Initial Grant. Each Outside Director who shall first join the Board on or after February 1, 2003, shall be granted automatically a Nonstatutory Stock Option to purchase 15,000 Shares on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company, appointment by the Board to fill a vacancy, or termination of employment by the Company while remaining a Director (a "One-Time Grant").

            (ii) Annual Grant. On each March 1st during the term of this Plan, each Outside Director who shall have been an Outside Director for at least six
(6) months as of such date shall automatically receive an Option to purchase 7,000 Shares (an "Annual Grant"). No person shall have any discretion to select which Outside Directors will be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

      (g) Option Terms. The terms of each Option granted under Section 9(f) to an Outside Director shall be as follows:

      o     the term of the Option shall be ten (10) years;
      o the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9(h);
      o the exercise price per Share shall be the Fair Market Value on the date of grant of the Option;
      o each Annual Grant and One-Time Grant shall become exercisable in installments cumulatively as to one-third of the Shares subject to the Option on each anniversary of the date of grant, so that 100% of the Shares granted under any grant shall be exercisable in full three (3) years after the date of grant of the Option, assuming in each case continuous status as a Director; and
      o no Option may be sold, pledged, assigned, transferred or disposed of in any manner other than by will, the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised, during the life of the Outside Director, only by the Outside Director or a permitted transferee.

      (h) Exercise Following Death, Disability or Other Termination. If an Outside Director dies, the Outside Director's estate or a person who acquired the right to exercise any Option granted under Section 9(f) by bequest or inheritance may exercise the Option, but only within one year following the date of death, and only to the extent that the Outside Director was entitled to exercise it at the date of death (but in no event later than the expiration of its ten-year term). If an Outside Director's directorship terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Outside Director may exercise any Option granted under Section 9(f), but only within six months from the date of such termination, and only to the extent that the Outside Director was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten-year term). If an Outside Director's directorship terminates (other than upon the Outside Director's death or total and permanent disability), the Outside Director may exercise any Option granted under Section 9(f), but only within 90 days from the date of such termination, and only to the extent that the Outside Director was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten-year term). To the extent that the Outside

Director was not entitled to exercise an Option at the date of such termination, and to the extent that the Outside Director does not exercise such Option (to the extent otherwise so entitled) within the time specified, the Option shall terminate.

      (i) Automatic Reduction of Grant. If any Option granted under Section 9(f) would cause the number of Shares subject to outstanding Awards plus the number of Shares previously issued under this Plan to exceed the number of shares authorized for issuance under Section 3(a), then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors entitled to receive Options on the grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan pursuant to Section 3 or through action of the stockholders to increase the number of Shares which may be issued under the Plan.

10. Administration.

      (a) The Committee. This Plan shall be administered by one or more committees appointed by the Board. If the Board does not appoint a specific committee, the Compensation Committee of the Board, or a subcommittee appointed by the Compensation Committee, shall administer the Plan. Each member of the Committee shall meet such standards of independence as the Board shall determine from time to time. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement or other document evidencing the grant of any Award and any determination by the Committee pursuant to any provision of this Plan or any such Award Agreement or other document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

      (b) Powers of the Committee. Subject to the provisions of the Plan, and in the case of the Committee, subject to the specific duties delegated by the Board to the Committee, the Committee shall have the authority, in its discretion:

      o     to determine the Fair Market Value of the Common Stock;
      o     to select the Employees and Consultants to whom Awards are granted;
      o except as provided in Section 9, to determine whether and to what extent Awards are granted;
      o except as provided in Section 9, to determine the number of Shares to be covered by each Award;
      o     to approve forms of agreement for use under the Plan;
      o to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award;
      o     to construe and interpret the provisions of the Plan;
      o to prescribe, amend and rescind rules and regulations relating to the Plan;
      o to determine whether and under what circumstances an Award may be settled in cash instead of Common Stock or Common Stock instead of cash;
      o to modify or amend any Award (subject to the restrictions contained in this Plan, including Sections 5(c) (repricing), 9 (Outside Directors) and 15(b) (rights of Participants));
      o to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award approved by the Committee or provided for in this Plan; and
      o to make all other determinations deemed necessary or advisable for administering the Plan.

11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
Sale.

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Shares and other Awards provided for in
Section 9 (Outside Directors), the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the limitations set forth in Section 4(b), as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

      (b) Dissolution or Liquidation. Subject to Section 4(k) (Change in Control), in the event of the proposed dissolution or liquidation of the Company, to the extent that an Award has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale. Subject to Section 4(k) (Change in Control), if the Company is merged with or into another corporation, or substantially all of its assets are sold, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation does not agree to assume an Award or to substitute an equivalent Award, the Committee shall provide for the Participant to have the right to exercise the Award, in whole or in part, including Awards that would not otherwise be exercisable. If the Committee makes an Award exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the Award shall be exercisable for at least fifteen (15) days from the date of such notice, and the Award will terminate upon the expiration of the notice period. For the purposes of this Section, an Award shall be considered assumed if, immediately following the merger or sale of assets, the Award confers the right to purchase, for each underlying Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon the exercise of the Award, for each underlying Share, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of the Common Stock in the merger or sale of assets.

12. Conditions Upon Issuance of Shares.

      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares issuable upon exercise of the Award are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary or desirable.

13. Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan, but no amendment shall increase the number of Shares available for issuance under the Plan (except as contemplated by Section
11) or increase any of the limitations provided for in Section 4(b) without the further approval of the stockholders of the Company.

      (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

16. Term of the Plan. The Plan shall become effective upon its approval by the stockholders of the Company as described in Section 22. It shall continue in effect for new Awards until January 31, 2013, unless sooner terminated under
Section 15.

17. Tax and Social Security Indemnity. Each Participant shall indemnify the Company against any tax arising in respect of the grant or exercise of an Award which is a liability of the Participant but for which the Company is required to account under the laws of any relevant jurisdiction. The Company may recover the tax from the Participant in such manner as the Committee deems appropriate, including:

      (a) withholding Shares or payment upon the exercise of an Award;

      (b) deducting the necessary amount from the Participant's compensation; or

      (c) requiring the Participant to make a cash payment to the Company.

18. Options Granted to Employees of French Subsidiaries.

      (a) Purpose. Options granted under the Plan to employees of French subsidiaries are intended to qualify under the French regulations as provided in articles 208-1 to 208-8-2 of the French Company Act (Code des Societes). The purpose of this Section is to specify the applicable rules for Options granted to French Employees and shall not be applicable to any other Employee of the Company.

      (b) General. Options granted to French Employees under the Plan are subject to the provisions of the Plan and any related Award Agreement unless otherwise provided in this Section.

      (c) Eligible Participants. Only Employees of French Subsidiaries are eligible to receive Options. Payment of Director fees by the Company shall not be sufficient to constitute employment for this purpose. Employees of French subsidiaries may not be granted Options if, at the date of grant, they hold more than ten percent (10%) of the Common Stock of the Company.

      (d) Options. Eligible Employees may be granted Options as provided in
Section 5 of the Plan. This Section shall not apply to the grant of SARs, Restricted Stock or Long-Term Performance Awards.

      (e) Option Price. The exercise price of each Option shall be determined as set forth in the Plan but it shall not be less than 80% of the average Fair Market Value of the Common Stock during the twenty (20) market trading days prior to the date of the grant. The exercise price shall remain unchanged once the Option is granted. Any authority of the Committee to reduce the Option exercise price shall, with respect to Options granted to Employees of French Subsidiaries, be limited to the extent that such reduction may not be to a price less than 80% of the average Fair Market Value of the Common Stock during the twenty (20) market trading days prior to the date of such reduction.

      (f) Exercise of the Option. Upon exercise of an Option, Employees of French Subsidiaries will receive Shares of Common Stock and may not settle any Option in cash.

      (g) Qualification of Plan. In order to have the Plan qualify in France, any other provision of the Plan that would be inconsistent with French company law or tax law requirements shall not apply to Employees of French Subsidiaries.

19. Options Granted to Employees of Italian Subsidiaries.

      (a) Purpose. Options granted under the Plan to Employees of Italian Subsidiaries are intended to qualify under Italian law. The purpose of this
Section is to specify the applicable rules for Options granted to Italian Employees and shall not be applicable to any other Employee of the Company.

      (b) General. Options granted to Italian Employees under the Plan are subject to the provisions of the Plan and any related Award Agreement unless otherwise provided in this Section.

      (c) Eligible Participants. Only Employees of Italian Subsidiaries may be granted Options. The amount of Shares (or related option rights) assigned to each Italian Employee shall not exceed 10% of the voting rights in the ordinary shareholders' meeting or 10% of the capital or equity of the offering Company. This Section shall not apply to the grant of SARs, Restricted Stock or Long-Term Performance Awards granted.

      (d) Option Price. The exercise price of Options granted to Italian Employees shall be the higher of (i) the Fair Market Value determined as set forth in the Plans, and (ii) the average closing price of the Common Stock during the month preceding the grant date. The exercise price shall remain unchanged once the Options are granted. Any authority of the Committee to reduce the Option exercise price shall, with respect to Options granted to Employees of Italian Subsidiaries, be limited to the extent that such reduction may not be to a price less than the price calculated under (ii) above on the grant date.

      (e) Qualification of Plan. In order to have the Plan qualify in Italy, any other provision of the Plan that would be inconsistent with Italian law shall not apply to Employees of Italian subsidiaries.

20. Options Granted to Employees of Indian and Dutch Subsidiaries.

      (a) Purpose. The purpose of this Section is to specify the applicable rules for Options granted to Indian and Dutch Employees and shall not be applicable to any other Employee of the Company.

      (b) General. Options granted to Indian and Dutch Employees under the Plan are subject to the provisions of the Plan and any related Award Agreement unless otherwise provided in this Section.

      (c) Exercise of Options. The consideration to be paid for Options exercised by Indian and Dutch Employees under the Plan shall be limited to a "cashless exercise", which is delivery of a properly executed exercise notice together with such other documentation as the Committee and any broker approved by the Company, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

21. Foreign Jurisdictions. In order to facilitate the making of any Award under this Plan, the Committee may provide for special terms for Awards to Participants who are foreign nationals or who are employed by the Company (or its Parent or any Subsidiary) outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. In addition, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

22. Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company at the first annual meeting of stockholders held subsequent to the Board of Director's approval of the Plan. Such stockholder approval shall be obtained as required under applicable state and federal law. As of the date of stockholder approval, no new awards may be made under the Existing Plans. Any awards outstanding under such plans as of the date of stockholder approval of this Plan shall remain outstanding and shall otherwise continue to be subject to the terms and conditions of such plans.

                                   APPENDIX B

                                  GARTNER, INC.
                             AUDIT COMMITTEE CHARTER

I.    Statement of Policy

The Audit Committee (the "Committee") shall be, through regular and special meetings with management, the supervisor of the Company's internal auditors and the Company's independent auditors, and shall assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities on matters relating to accounting, financial reporting, internal control, auditing, regulatory compliance and other matters as the Board or the Committee Chairperson deems appropriate. The Company shall post this Charter on its website.

The Committee shall:

      o serve as an independent party to assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors;

      o prepare the report required by the SEC for inclusion in the Company's annual proxy statement;

      o retain and terminate the Company's independent auditors (subject, if applicable, to stockholder ratification); and

      o provide an open avenue of communication among the independent accountants, management and the Board of Directors.

The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing the financial statements. The independent auditors are ultimately accountable to the Committee. However, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

The Committee will fulfill its responsibilities by carrying out the activities enumerated in Sections III and IV.

II.   Committee Membership

The Committee shall consist of at least three (3) "independent" directors, as such term is defined in the New York Stock Exchange, Inc. ("NYSE") Listed Company Manual or by another relevant listing authority and the rules of the Securities and Exchange Commission ("SEC") and other applicable authority, from time to time, one of whom shall act as Chairperson. If an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee prior to including that director and the committee, and this determination must be disclosed in the Company's proxy statement.

The Board shall appoint the Committee members and the Chairman, upon recommendation from the Nominating/Governance Committee, and shall have the power to remove a Committee member for any reason. If a Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote.

Each member of the Committee shall have a basic understanding of finance and accounting practices, and the Chairperson of the Committee must have accounting or related financial management expertise as contemplated by the NYSE listing requirements and the rules of the SEC.

III.  Meetings of the Committee

The Committee will meet regularly at least four times each fiscal year and more frequently as appropriate. The Committee shall have separate direct lines of communication between itself and management, the internal auditors and the independent auditors, and shall meet separately with each of them, at least quarterly, to discuss any matters the Committee deems necessary or appropriate. The Committee shall regularly report to the Board of Directors from time to time as appropriate.

IV.   Responsibilities

A.    Documents and Reports Review.

      1. Audited Financial Statements. The Committee shall review and discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Annual Report on Form 10-K).

      2. Interim Financial Statements. The Committee shall review with management and the independent auditors the Company's interim financial results to be included in the Company's Quarterly Report on Form 10-Q.

      3. MD&A. The Committee's review of all financial statements shall include a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

B. Independent Auditors. The Audit Committee has the sole authority to retain, oversee and terminate the outside independent auditors (subject, if applicable, to stockholder ratification). The Committee may, if it deems appropriate, seek the input of management in this decision making, but these responsibilities may not be delegated to management. Additionally, the Committee shall:

      1. have sole authority to pre-approve all audit engagement fees and terms, as well as all non-audit engagements, with the independent auditors. Such pre-approval may be delegated to one or more members of the Committee who shall report on any pre-approvals to the full Audit Committee at its regularly scheduled meetings or may be waived in compliance with the de-minimus exceptions provided by applicable law;

      2. at least annually, obtain and review a report by the independent auditor describing:

            (a)   the firm's internal quality-control procedures;

            (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and

            (c) all relationships between the independent auditors and the Company (to assess the auditor's independence);

      3. after reviewing the foregoing report and the independent auditor's work throughout the year, evaluate the auditor's qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Committee should take into account the opinions of management and the Company's internal auditors.

      4. ensure that the lead audit partner is rotated at the intervals required by law, and consider whether, in order to assure continuing auditor independence, there should be more frequent rotation of the lead audit partner, or even of the audit firm itself;

      5. review with the independent auditor any audit problems or difficulties the auditor encountered in the course of the audit work and management's response. The review should include any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. Among the items the Audit Committee should review with the auditor are:

            (a) any accounting adjustments that were noted or proposed by the auditor but were "passed" by management as immaterial or otherwise;
            (b) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement;
            (c) any management or internal control letter issued, or proposed to be issued, by the audit firm to the Company; and
            (d) a discussion of the responsibilities, budget and staffing of the Company's internal audit functions;

      6. set clear hiring policies for employees or former employees of the independent auditors;

      7. review the proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees; and

      8. present its conclusions with respect to the independent auditor to the full Board.

C. Financial Reporting Processes. On a continuing and periodic basis, the Committee shall review and discuss with management, the internal audit function and the independent auditors and take appropriate action with respect to:

      1. Issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles.

      2. Issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

      3. Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      4. The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

      5. Earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

      6. The quality and adequacy of the Company's internal accounting controls and the Company's financial reporting processes, and the results of the internal auditor's examinations.

      7. Policies with respect to risk assessment and risk management. The Audit Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      8. The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management. In connection with the foregoing, the Committee should review with the General Counsel legal and regulatory matters that may have a material impact on the financial statements.

      9. The information provided by the independent auditors pursuant to applicable law concerning (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternatives and the treatment preferred by the independent auditors; and (iii) other material written communications with management.

      10. The resolution of any disagreements between management and the independent auditors regarding financial reporting.

D.    General

      1. The Committee shall review the adequacy of this Charter on an annual basis. The Committee will recommend to the Board any modifications to this Charter that the Committee deems appropriate for approval by the Board.

      2. On an as needed basis, the Committee shall review such other matters as the Board or the Committee considers appropriate.

      3. The Committee may receive presentations from management personnel on key functional activities of the Company, including information technology, taxes, treasury, risk management and legal.

      4. The Committee may cause an investigation to be made into any matter within the scope of its responsibility. The Committee may engage independent resources to assist in its investigations as it deems necessary.

      5. The Committee Chairperson shall make regular reports to the Board on the Committee's activities and review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal control function.

      6. As appropriate, the Committee may obtain advice and assistance from outside legal, accounting or other advisors without seeking board approval.

      7. Director's and Committee service fees are the only compensation an Audit Committee member may receive from the Company.

      8. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      9. The Committee shall receive, and act upon as appropriate, the disclosures made by the Chief Executive Officer and the Chief Financial Officer concerning internal controls and fraud required by Rule 13a-14 of the Securities Exchange Act of 1934.

V.    Evaluation

The Nominating/Governance Committee shall conduct an annual performance evaluation of the Audit Committee in light of its duties and responsibilities as set forth in this Charter.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.          Please mark
                                                                                                                   your votes as
                                                                                                                   indicated in  |X|
                                                                                                                   this example

1.   2003 Long-Term Incentive Plan     FOR  AGAINST  ABSTAIN     2.   Other                                   FOR  AGAINST  ABSTAIN
     To vote for the approval of the   |_|    |_|      |_|            To vote or otherwise represent the      |_|    |_|      |_|
     2003 Long-Term Incentive Plan.                                   shares on other business which may
                                                                      properly come before the meeting or
                                                                      any adjournments, according to
                                                                      their discretion.

                                                                                                 Mark here for address change  |_|
                                                                                                             and note at left

                                                                               Note: Please sign exactly as your name appears on
                                                                               your stock certificate. If shares are held jointly,
                                                                               each holder should sign. Executors, administrators,
                                                                               trustees, guardians, attorneys and agents should sign
                                                                               using their full title. Corporations should sign
                                                                               using the full corporate name by the authorized
                                                                               officer.

                                                                               Signature _________________________Date______________

                                                                               Signature _________________________Date______________

------------------------------------------------------------------------------------------------------------------------------------
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                                                Vote by Internet or Telephone or Mail
                                                    24 Hours a Day, 7 Days a Week

                 Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-------------------------------------        -----------------------------------------        ------------------------

            Internet                                        Telephone                                  Mail
     http://www.eproxy.com/it                             1-800-435-6710
   Use the Internet to vote your                  Use any touch-tone telephone to                Mark, sign and date
   proxy. Have your proxy card in       OR        vote your proxy. Have your proxy        OR      your proxy card
    hand when you access the web                 card in hand when you call. You will                   and
  site. You will be prompted to enter             be prompted to enter your control               return it in the
    your control number, located in               number, located in the box below,            enclosed postage-paid
     the box below, to create and                 and then follow the directions given.               envelope.
      submit an electronic ballot.              There is no charge to you for this call.

-------------------------------------        -----------------------------------------        ------------------------

                                         If you vote your proxy by Internet or by telephone,
                                            you do NOT need to mail back your proxy card.

                                                        Thank you for voting.

                                  Gartner, Inc.

                    Proxy for Annual Meeting of Stockholders
                        To Be Held on February 13, 2003

                              Class A Common Stock

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Gartner, Inc., each dated January 17, 2003. I appoint Michael D. Fleisher and Maureen E. O'Connell, and each of them, Proxies and attorneys-in-fact, with full power to each of substitution, to represent me at Gartner's Annual Meeting, to be held on February 13, 2003, at 10:00 a.m. local time, and at any adjournments, and to vote all shares of my Class A Common Stock as I direct on the reverse side of this card.

THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS DIRECTED. IF NO DIRECTION IS INDICATED, THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY "FOR" THE PROPOSALS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

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                            ^ FOLD AND DETACH HERE ^

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.          Please mark
                                                                                                                   your votes as
                                                                                                                   indicated in  |X|
                                                                                                                   this example

                            FOR all nominees         WITHHOLD AUTHORITY
                         listed below (except as     to vote for all the
                         marked to the contrary)    nominees listed below                                      FOR  AGAINST  ABSTAIN
1. Election of Directors         |_|                        |_|             2. 2003 Long-Term Incentive Plan   |_|    |_|      |_|
                                                                               To vote for the approval of the
   Nominees:  (01) Glenn H. Hutchins, (02) Stephen G.                          2003 Long-Term Incentive Plan.
              Pagliuca, and (03) David J. Roux.

                                                                                                               FOR  AGAINST  ABSTAIN
                                                                            3. Other                           |_|    |_|      |_|
                                                                               To vote or otherwise represent
                                                                               the shares on other business
                                                                               which may properly come before
                                                                               the meeting or any adjournments,
                                                                               according to their discretion.
(Instruction: To withhold authority to vote for
any individual nominee, write that nominee's
name on the space provided below.)

_______________________________________________
                                                                                               Mark here for address change    |_|
                                                                                                           and note at left

                                                                               Note: Please sign exactly as your name appears on
                                                                               your stock certificate. If shares are held jointly,
                                                                               each holder should sign. Executors, administrators,
                                                                               trustees, guardians, attorneys and agents should sign
                                                                               using their full title. Corporations should sign
                                                                               using the full corporate name by the authorized
                                                                               officer.

                                                                               Signature _________________________Date______________

                                                                               Signature _________________________Date______________

------------------------------------------------------------------------------------------------------------------------------------
                                                      ^ FOLD AND DETACH HERE ^

                                                Vote by Internet or Telephone or Mail
                                                    24 Hours a Day, 7 Days a Week

                 Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-------------------------------------        -----------------------------------------        ------------------------

            Internet                                        Telephone                                  Mail
     http://www.eproxy.com/it.b                           1-800-435-6710
   Use the Internet to vote your                  Use any touch-tone telephone to                Mark, sign and date
   proxy. Have your proxy card in       OR        vote your proxy. Have your proxy        OR      your proxy card
    hand when you access the web                 card in hand when you call. You will                   and
  site. You will be prompted to enter             be prompted to enter your control               return it in the
    your control number, located in               number, located in the box below,            enclosed postage-paid
     the box below, to create and                 and then follow the directions given.               envelope.
      submit an electronic ballot.              There is no charge to you for this call.

-------------------------------------        -----------------------------------------        ------------------------

                                         If you vote your proxy by Internet or by telephone,
                                            you do NOT need to mail back your proxy card.

                                                        Thank you for voting.

                                  Gartner, Inc.

                    Proxy for Annual Meeting of Stockholders
                        To Be Held on February 13, 2003

                              Class B Common Stock

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Gartner, Inc., each dated January 17, 2003. I appoint Michael D. Fleisher and Maureen E. O'Connell, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, to represent me at Gartner's Annual Meeting, to be held on February 13, 2003, at 10:00 a.m. local time, and at any adjournments, and to vote all shares of my Class B Common Stock as I direct on the reverse side of this card.

THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS DIRECTED. IF NO DIRECTION IS INDICATED, THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY "FOR" THE PROPOSALS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

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                            ^ FOLD AND DETACH HERE ^